Filed Pursuant to Rule 433
                                                     Registration No. 333-140614

Term Sheet
----------

RFMSI Series 2006-S4 Trust
Mortgage Pass-Through Certificates,
Series 2006-S4,
Class A-V Certificates
Class A-P Certificates

Residential Funding Mortgage Securities I, Inc.
Depositor
(Commission File No. 333-140614)

Residential Funding Company, LLC
Sponsor and Master Servicer

U.S. Bank National Association
Trustee

Residential Funding Securities, LLC, Bear, Stearns & Co. Inc., UBS Securities LLC, Citigroup Global Markets Inc. and Lehman Brothers Inc.
Underwriters

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-523-3990.

This term sheet is not required to, and does not, contain all information that is required to be included in the prospectus and the prospectus supplement for the offered certificates. The information in this term sheet is preliminary and is subject to completion or change.

The information in this term sheet, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet, the term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet and the related term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

December 12, 2007

  Important notice about information presented in any final term sheet for any class of offered certificates, the term sheet supplement and the related base prospectus with respect to the offered certificates

We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

      o the related base prospectus, dated April 6, 2007 which provides general information, some of which may not apply to the offered certificates;

      o the term sheet supplement, dated December 12, 2007, which provides general information about series of certificates issued pursuant to the depositor's "Jumbo A" fixed rate program, or the S Program, some of which may not apply to the offered certificates; and

      o this term sheet, which describes terms applicable to the classes of offered certificates described herein, provides a description of the parties to the transaction, and provides other information related to the offered certificates.

This term sheet provides a very general overview of certain terms of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus filed by the depositor has been filed in connection with prior series of certificates issued under the S program, and may be found at http://www.sec.gov/Archives/edgar/data/774352/000089109207001395/e26924_
424b3.txt.

The registration statement to which this offering relates is Commission File Number 333-140614.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet. Defined terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet is preliminary, and is subject to completion or change. This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and the term sheet supplement and to solicit an offer to purchase the offered certificates. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase the certificates.

A contract of sale will come into being no sooner than the date on which the price at which the certificates will be sold to investors has been determined and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer.

Any underwriter's obligation to deliver the certificates referred to in these materials is subject to the terms and conditions of the underwriting agreement with the depositor. Any underwriter's obligation to sell such certificates to you is conditioned on the certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Risk Factors

The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with such certificates. The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet, the term sheet supplement and the related base prospectus for the offered certificates in the context of your financial situation and tolerance for risk. You should carefully consider, among other things, all of the applicable risk factors in connection with the purchase of any class of the offered certificates listed in the section entitled "Risk Factors" in the term sheet supplement.

CERTAIN TRANSACTION INFORMATION


Offered Certificates:               The  Class  A-V  Certificates  and Class A-P
                                    Certificates (the "Offered Certificates").

Underwriters:                       One   or   more   of   Residential   Funding
                                    Securities,  LLC, Bear,  Stearns & Co. Inc.,
                                    UBS Securities LLC, Citigroup Global Markets
                                    Inc. and Lehman Brothers Inc. will purchase the Offered Certificates on the closing date, subject to the satisfaction of the conditions set forth in the underwriting agreement.

Significant Servicers:              GMAC    Mortgage,    LLC,   a   wholly-owned
                                    subsidiary  of  GMAC   Residential   Holding
                                    Company,   LLC,   which  is  a  wholly-owned
                                    subsidiary  of  Residential  Capital,   LLC,
                                    subservices   approximately   84.2%  of  the
                                    mortgage loans, by stated principal balance as of the reference date.

Significant Originators:            Approximately  10.4%, 42.5% and 12.8% of the
                                    mortgage loans, by stated principal  balance
                                    as of the reference date, were originated by
                                    First Savings  Mortgage  Corp.,  Homecomings
                                    Financial, LLC, a wholly-owned subsidiary of
                                    Residential   Funding   Company,   LLC   and
                                    Wachovia Mortgage Corp., respectively.

Cut-off Date:                       April 1, 2006.

Reference Date:                     November 1, 2007.

Closing Date:                       On or about December 21, 2007.

Issuance Date:                      April 27, 2006.

Date of Standard Terms of
Pooling and Servicing
Agreement:                          January 1, 2006.

Distribution Date:                  25th day of each month, or the next business
                                    day  if  such  day is  not a  business  day.
                                    Purchasers  of  offered   certificates  will
                                    receive distributions  commencing in January
                                    2008.

Assumed Final Distribution
Date:                               April   25,    2036.    The   actual   final
                                    distribution date could be substantially earlier.

Form of Offered Certificates:       Book-entry.

Minimum Denomination of
Offered Certificates:               Class A-P Certificates:  $100,000
                                    Class A-V Certificates: $2,000,000 notional amount.

Senior Certificates:                Class A,  Class  A-P,  Class A-V and Class R
                                    Certificates.    Only    the    Class    A-V
                                    Certificates and Class A-P Certificates are offered hereby.

Subordinate Certificates:           Class   M    Certificates    and   Class   B
                                    Certificates,  which are not offered hereby.
                                    The  Subordinate  Certificates  will provide
                                    credit    enhancement    to    the    Senior
                                    Certificates.

ERISA: Subject to the considerations contained in the term sheet supplement, the Offered Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts assets.

                                    See "ERISA Considerations" in the term sheet
                                    supplement   and   in   the   related   base
                                    prospectus.

SMMEA: The offered certificates are "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA.

                                    See "Legal Investment" in the term sheet supplement and "Legal Investment Matters" in the related base prospectus.

Tax Status:                         For  federal   income  tax   purposes,   the
                                    depositor  has  elected to treat the portion
                                    of the  trust  consisting  of  the  mortgage
                                    loans and certain other segregated assets as
                                    one or more real estate mortgage  investment
                                    conduits. The offered certificates represent
                                    ownership  of  regular  interests  in a real
                                    estate  mortgage   investment   conduit  and
                                    generally  will be treated  as  representing
                                    ownership  of debt for  federal  income  tax
                                    purposes. You will be required to include in
                                    income  all  interest  and  original   issue
                                    discount on such  certificates in accordance
                                    with  the  accrual   method  of   accounting
                                    regardless   of  your   usual   methods   of
                                    accounting.


                                                      Offered Certificates
----------------------------------------------------------------------------------------------------------------------------------
                               Principal
                         Balance After Giving
                               Effect to                           Rating as of
                         Distributions on the                   December 10, 2007
                           November 26, 2007    Pass-Through      (Standard &
         Class             Distribution Date        Rate        Poor's/Fitch) (1)                 Designations
----------------------------------------------------------------------------------------------------------------------------------
Class A Senior Certificates:
----------------------------------------------------------------------------------------------------------------------------------
        A-V                     Notional        Variable Rate       AAA/AAA            Senior/Interest Only/Variable Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-P                  $   2,389,940(2)       0.00%           AAA/AAA                 Senior / Principal Only
---------------------------------------------------------------------------------------------------------------------------------
                                                 Non-Offered Certificates (3)
----------------------------------------------------------------------------------------------------------------------------------
Class A Senior Certificates:
----------------------------------------------------------------------------------------------------------------------------------
        A-1                  $  56,124,796          6.00%           AAA/AAA                    Senior/TAC/Accretion
                                                                                               Directed/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-2                  $  34,870,000          6.00%           AAA/AAA                  Senior/PAC/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-3                  $  82,348,993          5.50%           AAA/AAA                  Senior/PAC/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-4                     Notional            6.00%           AAA/AAA            Senior/Interest Only/PAC/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-5                  $  40,487,000          6.00%           AAA/AAA                   Senior/PAC/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-6                  $   4,635,000          6.00%           AAA/AAA                   Senior/PAC/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-7                  $  30,300,000          6.00%           AAA/AAA             Super Senior/Lockout/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-8                  $           0          6.00%           AAA/AAA                     Senior/Companion/
                                                                                                Accrual/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-9                  $   2,195,498          6.00%           AAA/AAA                Senior/TAC/Accrual/Accretion
                                                                                                Directed/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        A-10                 $   1,092,000          6.00%                              Senior Support/Lockout/ Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
Total Class A                $ 254,443,230
Certificates:
----------------------------------------------------------------------------------------------------------------------------------
Class R Senior
Certificates:
----------------------------------------------------------------------------------------------------------------------------------
        R-I                  $           0          6.00%           AAA/AAA                Senior/Residual/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        R-II                 $           0          6.00%           AAA/AAA                Senior/Residual/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
    Total senior             $ 254,443,230
   certificates:
----------------------------------------------------------------------------------------------------------------------------------
Class M
Certificates:
----------------------------------------------------------------------------------------------------------------------------------
        M-1                  $   5,885,873          6.00%            NA/AA                    Mezzanine/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        M-2                  $   1,858,769          6.00%             NA/A                    Mezzanine/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        M-3                  $   1,239,146          6.00%            NA/BBB                   Mezzanine/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
Total Class M                $   8,983,790
Certificates:
----------------------------------------------------------------------------------------------------------------------------------
Class B
Certificates:
----------------------------------------------------------------------------------------------------------------------------------
        B-1                  $     619,622          6.00%            NA/BB                   Subordinate/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        B-2                  $     619,622          6.00%             NA/B                   Subordinate/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
        B-3                  $     619,640          6.00%            NA/NA                   Subordinate/Fixed Rate
----------------------------------------------------------------------------------------------------------------------------------
Total Class B                $   1,858,885
Certificates:
----------------------------------------------------------------------------------------------------------------------------------
Total offered and            $ 265,285,907
non-offered
certificates:
----------------------------------------------------------------------------------------------------------------------------------

----------
(1)   See "Ratings" in the term sheet supplement.
(2) The certificate principal balance of the Class A-P Certificates will be reduced by distributions on the December 2007 distribution date.
(3) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

Class A-P Certificates:
-----------------------

The Class A-P Certificates will receive the discount fraction of the principal payments on each discount mortgage loan in the mortgage pool. A discount mortgage loan is any mortgage loan with a net mortgage rate less than 6.00% per annum. The net mortgage rate of any mortgage loan is equal to the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

With respect to each discount mortgage loan, the discount fraction is a fraction, expressed as a percentage, the numerator of which is 6.00% minus the net mortgage rate for such discount mortgage loan and the denominator of which is 6.00%.

Class A-V Certificates:
-----------------------

Variable Rate: The interest rate payable with respect to the ClassA-V Certificates varies according to the weighted average of the excess of the mortgage rate on each mortgage loan, net of the applicable master servicing fee rate and subservicing fee rate, over 6.00%. On each monthly distribution date, holders of Class A-V Certificates will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans minus the applicable master servicing fee rate, subservicing fee rate and 6.00%, provided that the interest rate will not be less than zero. Interest payable on the Class A-V Certificates is subject to some reductions as described in this term sheet.

The Class A-V Certificates do not have a certificate principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount equal to the aggregate stated principal balance of the mortgage loans, which was equal to approximately $265,285,907 after giving effect to distributions on the November 26, 2007 distribution date. The stated principal balance of any mortgage loan as of any date is equal to its scheduled principal balance as of the cut-off date, reduced by all principal payments received with respect to such mortgage loan that have been previously distributed to certificateholders and any Realized Losses with respect to such mortgage loan that have been previously allocated to certificateholders. In addition, if a mortgage loan has been modified the stated principal balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

Credit Enhancement

Credit enhancement for the Senior Certificates is provided by the subordination of the Class M and Class B Certificates, as and to the extent described in the term sheet supplement. Most Realized Losses on the mortgage loans will be allocated to the Class B-3 Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, and then to the Class M-1 Certificates, to the extent such class has a certificate principal balance greater than zero. When this occurs, the certificate principal balance of the class to which the Realized Loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero, Realized Losses on the mortgage loans will be allocated among the Senior Certificates in accordance with their respective remaining certificate principal balances (and consequently the notional amount of the Class A-V Certificates) or accrued interest, subject to the special rules described in the term sheet supplement for a class of certificates and the exceptions described below.

Not all Realized Losses will be allocated in the priority described above. Realized Losses due to natural disasters such as floods and earthquakes, fraud in the origination of the mortgage loan, or some Realized Losses related to the bankruptcy of a mortgagor will be allocated as described in the preceding paragraphs only up to specified amounts. Realized Losses of these types in excess of the specified amounts and losses due to other extraordinary events (as further described in the term sheet supplement) will be allocated proportionately among all outstanding classes of certificates except as stated in the term sheet supplement. The Subordinate Certificates do not act as credit enhancement for the Senior Certificates for these Realized Losses.

Special loss allocation for Class A-P Certificates. Whenever Realized Losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the related mortgage loan had an annual net mortgage rate less than 6.00%. In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Allocation of Losses; Subordination" in this term sheet and "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance is likely to be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 10% of their aggregate stated principal balance as of the cut-off date, after deducting payments due during the month of the cut-off date, the master servicer will have the option to:

      o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

      o     purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates will be entitled to receive the outstanding certificate principal balance of the certificates in full with accrued interest as described in the term sheet supplement. The Class A-V Certificates will be entitled to receive accrued certificate interest on the notional amount of the Class A-V Certificates for the immediately preceding interest accrual period at the then-applicable pass-through rate and any previously unpaid accrued certificate interest.

See "Pooling and Servicing  Agreement--Termination" in the term sheet supplement
and  "The   Pooling  and   Servicing   Agreement--Termination;   Retirement   of
Certificates" in the related base prospectus.

Interest Distributions

Holders of each class of Senior Certificates other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

As described in the definition of "Accrued Certificate Interest" in the term sheet supplement, Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

The Class A-P Certificates are not entitled to distributions of interest.

Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

However, with respect to any distribution date, any Prepayment Interest Shortfalls on a mortgage loan resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment
Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the term sheet supplement.

If on any distribution date the Available Distribution Amount is less than the Accrued Certificate Interest on the Senior Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount after interest distributions as described in the term sheet supplement.

These interest shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date of the pool strip rates on each of the mortgage loans in the mortgage pool. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus 6.00%, but not less than 0.00%. As of the reference date, the pool strip rates on the mortgage loans range between 0.000% and 1.0450% per annum. The pass-through rate on the Variable Strip Certificates with respect to the Interest Accrual Period related to the November 26, 2007 distribution date was approximately 0.1100 % per annum.

As described in this term sheet and the term sheet supplement, the Accrued Certificate Interest allocable to the Class A-V Certificates is based on the Notional Amount of that class.

Principal Distributions on the Senior Certificates

The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this term sheet and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, a distribution allocable to principal equal to in the case of (i) the Senior Certificates, other than the Class A-P Certificates, the Senior Principal Distribution Amount, and (ii) the Class A-P Certificates, the Class A-P Principal Distribution Amount.

After distribution of the Senior Interest Distribution Amount, distributions of principal on the Senior Certificates on each distribution date will be made as follows:

      (a)   Prior to the occurrence of the Credit Support Depletion Date:

            (i) the Class A-P Principal Distribution Amount will be distributed to the Class A-P Certificates, until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

            (ii) from the remaining Available Distribution Amount, the Accrual Distribution Amount shall be distributed in the following order of priority:

                  (A) first, the Class A-8 Accrual  Distribution  Amount, to the
            Class A-1, Class A-8 and Class A-9 Certificates in the order of priority set forth in clauses (a)(iii)(D) and (a)(iii)(E) below; and

                  (B) second, the Class A-9 Accrual  Distribution Amount, to the
            Class A-1 and Class A-9 Certificates, in the order of priority set forth in clause (a)(iii)(F) below;

            (iii) the Senior Principal Distribution Amount shall be distributed in the following manner and priority:

                  (A) first, to the Class R-I and Class R-II  Certificates,  pro rata, in accordance with their respective Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

                  (B) second, to the Class A-7 and Class A-10 Certificates,  pro rata, in accordance with their respective Certificate Principal Balances thereof, an amount up to the Lockout Amount for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

                  (C) third,  to the Class A-2,  Class A-3,  Class A-5 and Class
            A-6 Certificates, an amount up to the amount necessary to cause the aggregate Certificate Principal Balance thereof to equal their Aggregate Planned Principal Balance for that distribution date shall be distributed in the following order of priority:

                        (1) first, to the Class A-2 and Class A-3  Certificates,
                  pro rata, in accordance with their respective Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

                        (2) second, to the Class A-5 and Class A-6 Certificates,
                  sequentially, in that order, until the Certificate Principal Balances thereof have been reduced to zero;

                  (D) fourth, to the Class A-1 and Class A-9 Certificates, sequentially, in that order, an amount up to the amount necessary to cause the aggregate Certificate Principal Balance thereof to equal their Aggregate Targeted Principal Balance for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

                  (E) fifth, to the Class A-8 Certificates until the Certificate
            Principal Balance thereof has been reduced to zero;

                  (F) sixth, to the Class A-1 and Class A-9 Certificates, sequentially, in that order, and without regard to their Aggregate Targeted Principal Balance for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

                  (G) seventh, to the Class A-2 and Class A-3 Certificates,  pro rata,  in accordance  with their  respective  Certificate  Principal
            Balances and without regard to their Aggregate Planned Principal Balance for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero;

                  (H) eighth, to the Class A-5 and Class A-6 Certificates, sequentially, in that order, and without regard to their Aggregate Planned Principal Balance for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero; and

                  (I) ninth, to the Class A-7 and Class A-10  Certificates,  pro rata, in accordance with their respective Certificate Principal Balances and without regard to the Lockout Amount for that distribution date, until the Certificate Principal Balances thereof have been reduced to zero.

      (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates will be disregarded. Instead, an amount equal to the Class A-P Principal Distribution Amount will be distributed to the Class A-P Certificates, and then the Senior Principal Distribution Amount will be distributed to the Senior Certificates remaining, other than the Class A-P Certificates, pro rata, in accordance with their respective outstanding Certificate Principal Balances; provided, however, that until reduction of the

Certificate Principal Balance of the Class A-7 Certificates to zero, the aggregate amount distributable to the Class A-7 and Class A-10 Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount will be distributed among those certificates in the following priority: first, to the Class A-7 Certificates, up to an amount equal to the Accrued Certificate Interest on the Class A-7 Certificates; second, to the Class A-7 Certificates, up to an amount equal to the Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class A-10 Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Class A-10 Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

      (c) After reduction of the Certificate Principal Balances of the Senior Certificates, other than the Class A-P Certificates, to zero but prior to the Credit Support Depletion Date, the Senior Certificates, other than the Class A-P Certificates, will be entitled to no further distributions of principal and the Available Distribution Amount will be paid solely to the holders of the Class A-P, Class A-V, Class M and Class B Certificates, in each case as described in the term sheet supplement.

The holders of the Class A-V Certificates are not entitled to distributions of principal.

Allocation of Losses; Subordination

The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

      o     first, to the Class B Certificates; and

      o     second, to the Class M Certificates;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis; provided, however, that such losses otherwise allocable to the Class A-7 Certificates will be allocated to the Class A-10 Certificates, until the Certificate Principal Balance of the Class A-10 Certificates has been reduced to zero.

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

      o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans; and

      o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

As used in the term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in the term sheet supplement.

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Collection and Other Servicing Procedures" in the prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut-off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Senior Certificates and Class M Certificates will not be affected by the servicing modification.

Allocations of the principal portion of Debt Service Reductions to each class of Class M Certificates and Class B Certificates will result from the priority of distributions of the Available Distribution Amount as described in the term sheet supplement, which distributions shall be made first to the Senior Certificates, second to the Class M Certificates in the order of their payment priority and third to the Class B Certificates. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination, as that term is defined in the term sheet supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

The holders of the Senior Certificates and Class M Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate

Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, and to each class of Class M Certificates by the respective classes of certificates subordinate thereto with respect to Realized Losses allocated on any distribution date will be effected primarily by increasing the Senior Percentage, or the respective Class M Percentage, of future distributions of principal of the remaining mortgage loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from Realized Losses provided to the Class A-P Certificates by the Class M Certificates and Class B Certificates is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in the term sheet supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of those Realized Losses. The allocation of principal losses on the Discount Mortgage Loans may result in those Realized Losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of Realized Losses that are not allocated to the Class M Certificates and Class B Certificates, other than the amount allocable to the Class A-P Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Class A-P Certificates, as described in the term sheet supplement; provided, however, that such losses otherwise allocable to the Class A-7 Certificates will be allocated to the Class A-10 Certificates, until the Certificate Principal Balance of the Class A-10 Certificates has been reduced to zero.

Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of Class M Certificates could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding with a Certificate Principal Balance greater than zero.

Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates, other than the Class A-P Certificates, Class M Certificates and Class B Certificates. Any Realized Losses so allocated to the Senior Certificates, other than the Class A-P Certificates, or the Class M Certificates or the Class B Certificates will be allocated without priority among the various classes of Senior Certificates, other than the Class A-P Certificates, or the Class M Certificates or the Class B Certificates; provided, however, that such losses otherwise allocable to the Class A-7 Certificates will be allocated to the Class A-10 Certificates, until the Certificate Principal Balance of the Class A-10 Certificates has been reduced to zero. The principal portion of these losses on Discount Mortgage Loans will be allocated to the Class A-P Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis; provided, however, that such losses otherwise allocable to the Class A-7 Certificates will be allocated to the Class A-10 Certificates, until the Certificate Principal Balance of the Class A-10 Certificates has been reduced to zero.

An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority. In addition, holders of the Class A-7 Certificates will have a right, on each distribution date occurring on or after the Credit Support Depletion Date, to that portion of the Available Distribution Amount otherwise allocable to the Class A-10 Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Class A-7 Certificates and the Super Senior Optimal Principal Distribution Amount.

The application of the Senior Accelerated Distribution Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans. The Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate, other than the Class A-P Certificates, are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Class M Certificates and Class B Certificates, the percentage interest evidenced by the Senior
Certificates in the trust will be decreased, with a corresponding increase in the interest in the trust evidenced by the Class M Certificates and the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Class M Certificates and the Class B Certificates collectively. In addition, if Realized Losses on the mortgage loans exceed the amounts described in this term sheet under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the Senior Certificates in the aggregate, other than the Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of the Senior Certificates relative to the Class M Certificates and the Class B Certificates.

The Special Hazard Amount was equal to $3,139,177 after giving effect to distributions on the November 26, 2007 distribution date. As of any date of determination following the reference date, the Special Hazard Amount shall equal $3,139,177 less the sum of any amounts allocated through subordination relating to Special Hazard Losses. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1.0% of the outstanding balance of the mortgage loans.

The Fraud Loss Amount was equal to $14,463,230 after giving effect to distributions on the November 26, 2007 distribution date. As of any date of determination following the reference date, the Fraud Loss Amount shall be calculated under the terms of the pooling and servicing agreement. After the fifth anniversary of the issuance date, the Fraud Loss Amount will be equal to zero.

The Bankruptcy Amount was equal to $100,000 after giving effect to distributions on the November 26, 2007 distribution date. As of any date of determination, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M Certificates or the Class B Certificates through subordination since that anniversary.

      Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

      o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

      o     either:

            o the related mortgage loan is not in default with regard to payments due thereunder; or

            o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Description of Credit Enhancement--Subordination."

Filed pursuant to Rule 433 under the Securities Act of 1933, as amended

TERM SHEET SUPPLEMENT
for use with base prospectus
dated April 6, 2007

                 Residential Funding Mortgage Securities I, Inc.
                                    Depositor
                        (Commission File No. 333-140614)

                        Residential Funding Company, LLC
                           Sponsor and Master Servicer

                  S Program Mortgage Pass-Through Certificates
                              (Issuable in Series)

The Trusts

Each RFMSI trust, also referred to as the issuing entity, has been established to hold assets transferred to it by the depositor. The assets of each trust will be specified in the prospectus supplement for the related series of certificates and generally consist of a pool of one-to-four family residential first lien mortgage loans and if indicated in the accompanying preliminary term sheet, will be divided into two or more loan groups. The mortgage loans are master serviced by Residential Funding Company, LLC.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus. The certificates have been issued in series, each having its own designation. Each series has been issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class evidences beneficial ownership of and the right to a specified portion of future payments on the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-8 in this term sheet supplement.
--------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

                               December 12, 2007

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the prospectus and the prospectus supplement for any series. The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this term sheet supplement, any term sheet for any series or the related base prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The certificates of any series represent interests only in the related trust, as the issuing entity, and do not represent interests in or obligations of Residential Funding Mortgage Securities I, Inc., as the depositor, Residential Funding Company, LLC, as the sponsor, or any of their affiliates.

                             European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of any class of certificates with a minimum denomination less than $100,000 to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

Each underwriter for any series of certificates will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

  Important notice about information presented in any term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about any series of offered certificates in three or more separate documents that provide progressively more detail:

      o the related base prospectus, which provides general information, some of which may not apply to your series of offered certificates;

      o this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's "Jumbo A" fixed rate program, or the S Program, some of which may not apply to your series of offered certificates; and

      o one or more term sheets, which may describe terms applicable to the classes of the series of offered certificates described therein, may provide a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-140614.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this term sheet supplement is preliminary, and is subject to completion or change. This term sheet supplement is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this term sheet supplement and to solicit an offer to purchase the Certificates. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

A contract of sale will come into being no sooner than the date on which the price at which the Certificates will be sold to investors has been determined and we have confirmed the allocation of Certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The underwriter's obligation to sell such Certificates to you is conditioned on the Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase.

                                Table of Contents

RISK FACTORS ...........................................................     S-6
INTRODUCTION ...........................................................    S-27
SPONSOR AND MASTER SERVICER ............................................    S-27
SPONSOR SECURITIZATION EXPERIENCE ......................................    S-28
MASTER SERVICER SERVICING EXPERIENCE ...................................    S-31
AFFILIATIONS AMONG TRANSACTION PARTIES .................................    S-34
DESCRIPTION OF THE MORTGAGE POOL .......................................    S-35
   General .............................................................    S-35
   Loan Groups .........................................................    S-36
   Sharia Mortgage Loans ...............................................    S-38
   Static Pool Information .............................................    S-39
   Primary Mortgage Insurance and Primary Hazard Insurance .............    S-40
   Underwriting Standards ..............................................    S-41
   Automated Valuation Platform ........................................    S-41
   Additional Information ..............................................    S-42
DESCRIPTION OF THE CERTIFICATES ........................................    S-42
   General .............................................................    S-42
   Exchangeable Certificates ...........................................    S-45
   Glossary of Terms ...................................................    S-46
   Distributions on Certain Classes of Exchangeable Certificates .......    S-60
   Interest Distributions ..............................................    S-60
   Determination of LIBOR ..............................................    S-63
   Principal Distributions on the Senior Certificates ..................    S-64
   Principal Distributions on Certain Classes of Insured Certificates ..    S-66
   Principal Distributions on the Class M Certificates .................    S-71
   Allocation of Losses; Subordination .................................    S-74
   Advances ............................................................    S-82
   Residual Interests ..................................................    S-83
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS ............................    S-83
   General .............................................................    S-83
   Prepayment Considerations ...........................................    S-84
   Allocation of Principal Payments ....................................    S-86
   Realized Losses and Interest Shortfalls. ............................    S-92
   Purchase Price ......................................................    S-94
   Pass-Through Rates ..................................................    S-95
   Floating Rate Certificate and Inverse Floating Rate
      Yield Considerations .............................................    S-95
   Principal Only Certificate and Interest Only Certificate
      Yield Considerations .............................................    S-96
   Class M-2 and Class M-3 Certificate Yield Considerations ............    S-98
   Additional Yield Considerations Applicable Solely to the
      Residual Certificates ............................................    S-98
POOLING AND SERVICING AGREEMENT ........................................    S-99
   General .............................................................    S-99
   Custodial Arrangements ..............................................   S-100
   The Master Servicer and Subservicers ................................   S-100
   Servicing and Other Compensation and Payment of Expenses ............   S-107
   Reports to Certificateholders .......................................   S-108
   Voting Rights .......................................................   S-108
   Termination .........................................................   S-109
   The Trustee .........................................................   S-110
LEGAL PROCEEDINGS ......................................................   S-111
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...............................   S-111
   Special Tax Considerations Applicable to Certificates Related
      to any Yield Maintenance Agreement ...............................   S-113
   Special Tax Considerations Applicable to Exchangeable Certificates ..   S-114
   Special Tax Considerations Applicable to Residual Certificates ......   S-115
STATE AND OTHER TAX CONSEQUENCES .......................................   S-118
USE OF PROCEEDS ........................................................   S-118
METHOD OF DISTRIBUTION .................................................   S-118
ADDITIONAL INFORMATION .................................................   S-119
LEGAL OPINIONS .........................................................   S-120
RATINGS ................................................................   S-120
LEGAL INVESTMENT .......................................................   S-121
ERISA CONSIDERATIONS ...................................................   S-122

                                  Risk Factors

      The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

      The mortgage loans included in the trust established for any series may be divided into two or more loan groups, indication of which will be included in the accompanying preliminary term sheet. If the mortgage loans included in the trust are divided into two or more loan groups, the risks associated with an investment in different classes of offered certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

      You should carefully consider, among other things, the following risk factors in connection with the purchase of the offered certificates:

Risk of Loss


Underwriting standards may       Generally,   the   mortgage   loans  have  been
affect risk of loss on the       originated  using  underwriting  standards that
mortgage loans.                  conform  to  those   published  in  Residential
                                 Funding's   Client  Guide  for  the  "Jumbo  A"
                                 program.   Applying  these  standards   creates
                                 additional  risks that  realized  losses on the
                                 mortgage    loans   will   be    allocated   to
                                 certificateholders.

                                 Examples include the following:

                                 o mortgage loans that have loan-to-value ratios at origination of more than 80% of the value of the mortgaged property may have an increased risk that the value of the mortgaged property will not be sufficient to satisfy these mortgage loans upon foreclosure; and

                                 o mortgage loans underwritten through the use of an automated underwriting system may not require the delivery of all or a portion of the related credit files, which increases the risk that the borrower's credit worthiness is not accurately represented.

                                 Subject to some limitations, the mortgage loans with loan-to-value ratios over 80% are expected to be insured by primary mortgage insurance to the extent described in this term sheet supplement. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                                 In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                 See  "The   Trusts--The   Mortgage  Loans"  and
                                 "Certain Legal Aspects of Mortgage Loans" in the related base prospectus.

The return on your               The   Servicemembers   Civil   Relief  Act,  as
certificates could be            amended,  or the Relief Act, provides relief to
reduced by shortfalls due        borrowers who enter active military service and
to the Servicemembers Civil      to borrowers  in reserve  status who are called
Relief Act.                      to active duty after the  origination  of their
                                 mortgage  loan.   Current  or  future  military
                                 operations may increase the number of borrowers
                                 who are in active military  service,  including
                                 persons in reserve  status who have been called
                                 or will be called to active  duty.  The  Relief
                                 Act provides  generally  that a borrower who is
                                 covered  by the  Relief  Act may not be charged
                                 interest on a mortgage loan in excess of 6% per
                                 annum  during  the  period  of  the  borrower's
                                 active duty. Any resulting interest  shortfalls
                                 are not  required to be paid by the borrower at
                                 any future  time.  The master  servicer for the
                                 applicable  series of certificates  will not be
                                 required  to  advance   these   shortfalls   as
                                 delinquent payments and the shortfalls will not
                                 be covered by any form of credit enhancement on
                                 the  certificates.  Interest  shortfalls on the
                                 mortgage    loans   included   in   the   trust
                                 established   for   any   series   due  to  the
                                 application   of  the  Relief  Act  or  similar
                                 legislation or  regulations  will be applied to
                                 reduce   the    accrued    interest   on   each
                                 interest-bearing class of certificates related to that mortgage loan on a pro rata basis.

                                 The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased realized losses on the mortgage loans. Those delays and increased realized losses on the mortgage loans included in the trust established for any series or in any loan group, as applicable, will be borne primarily by the class of related certificates of that series or loan group, as applicable, with a certificate principal balance greater than zero with the lowest payment priority, other than any class of certificates of any series covered by a financial guaranty policy as and to the extent set forth in the prospectus supplement for that class.

                                 We do not know how many of the mortgage loans have been or may be affected the application of the Relief Act or similar legislation or regulations.

                                 See the definition of Accrued Certificate Interest under the "Description of the Certificates--Glossary of Terms" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the related base prospectus.

The return on your               Realized losses on the mortgage loans may occur
certificates may be              due to a wide  variety of causes,  including  a
affected by realized losses      decline  in  real  estate  values  as  well  as
on the mortgage loans,           adverse  changes  in the  borrower's  financial
which could occur due to a       condition.  A decline in real estate  values or
variety of causes.               economic   conditions   nationally  or  in  the
                                 regions where the mortgaged properties are concentrated may increase the risk of realized losses on the mortgage loans.

                                 See also the information under the heading "Risk Factors--Recent Developments--Recent developments in the residential mortgage market may adversely affect the return on your certificates."

The return on your               One  risk  of  investing   in   mortgage-backed
certificates may be              securities is created by any  concentration  of
particularly sensitive to        the   related   properties   in  one  or   more
changes in real estate           geographic  regions. If the regional economy or
markets in specific              housing  market  weakens in any region having a
regions.                         significant    concentration    of   properties
                                 underlying  the  mortgage  loans,  the mortgage
                                 loans in that region may experience  high rates
                                 of loss and delinquency, resulting in losses to
                                 holders of the related series of  certificates.
                                 A  region's  economic   condition  and  housing
                                 market  may  also be  adversely  affected  by a
                                 variety of events,  including natural disasters
                                 such  as   earthquakes,   hurricanes,   floods,
                                 tornadoes  and  eruptions,  civil  disturbances
                                 such as riots,  by disruptions  such as ongoing
                                 power outages,  or terrorist actions or acts of
                                 war. A number of wildfires, which
                                 recently   struck  various  parts  of  southern
                                 California,  may have  adversely  affected many
                                 mortgaged  properties  located in those  areas.
                                 Residential   Funding  Company,   LLC  and  the
                                 depositor will have no obligation to repurchase
                                 any  mortgage   loan  secured  by  a  mortgaged
                                 property  that becomes  subject to any material
                                 damage by waste, fire,  earthquake,  windstorm,
                                 flood or other casualty after the closing date.
                                 We do not know how  many  mortgaged  properties
                                 have   been  or  may  be   affected   by  these
                                 wildfires.

                                 The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans included in the trust may be concentrated in these regions. This concentration may result in greater losses to holders of the related certificates than those generally present for similar mortgage-backed securities without that concentration.

The return on your               Except  as  is  otherwise   set  forth  in  the
certificates will be             prospectus    supplement   for   a   class   of
reduced if realized losses       certificates,  the only credit  enhancement for
exceed the credit                any  class of senior  certificates  will be the
enhancement available to         subordination provided by the Class M and Class
your certificates.               B   Certificates   related  to  that  class  of
                                 certificates  (and with respect to any class of
                                 super senior  certificates,  the  subordination
                                 provided  by the  related  class or  classes of
                                 senior support  certificates,  and with respect
                                 to any  class of  insured  certificates  of any
                                 series, the credit enhancement  provided by the
                                 financial  guaranty  insurance  policy  and any
                                 applicable  reserve  fund as and to the  extent
                                 set forth in the prospectus supplement for that
                                 class).  The only  credit  enhancement  for any
                                 Class M Certificates of any  certificate  group
                                 or   series,   as   applicable,   will  be  the
                                 subordination  provided by the related  Class B
                                 Certificates  and any class of related  Class M
                                 Certificates, if any, with a lower payment priority than that class. You should also be aware that the credit enhancement provided for some types of realized losses may be limited.

                                 See   "Description   of   the    Certificates--
                                 Allocation of Losses; Subordination" in this term sheet supplement.

The value of your                If  the   performance  of  the  mortgage  loans
certificates may be reduced      included  in  the  trust  established  for  any
if realized losses are           series is  substantially  worse than assumed by
higher than expected.            the  rating   agencies   rating  any  class  of
                                 certificates of that series, the ratings of any
                                 class of those  certificates  may be lowered in
                                 the future. This would
                                 probably    reduce    the    value   of   those
                                 certificates. None of the depositor, the master
                                 servicer  or any  other  entity  will  have any
                                 obligation    to    supplement    any    credit
                                 enhancement, or to take any other action to maintain any rating of the certificates.

A transfer of master             If  the  master   servicer   defaults   in  its
servicing in the event of a obligations under the pooling and servicing master servicer default may agreement, the master servicing of the mortgage
increase the risk of             loans may be  transferred  to the trustee or an
payment application errors       alternate master  servicer,  as described under
                                 "The Pooling and  Servicing  Agreement - Rights
                                 Upon Event of Default" in the related base prospectus. In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans       A portion of the mortgage loans included in the
have an initial                  trust  established  for  any  series  may  have
interest-only period, which      initial   interest-only   periods   of  varying
may increase the risk of         duration.  During this period, the payment made
loss and delinquency on          by the  related  borrower  will be less than it
these mortgage loans.            would be if the  mortgage  loan  amortized.  In
                                 addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates of the related series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.

                                 After the  initial  interest-only  period,  the
                                 scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                 Mortgage  loans with an  initial  interest-only
                                 period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the loss, delinquency and prepayment experience of these mortgage loans.

Reduced documentation            A portion of the mortgage loans included in the
programs may increase your       trust   established   for  any  series  may  be
risk of loss.                    originated  under  "no  stated  income"  or "no
                                 income/no asset" documentation programs.  Under
                                 "no stated income"  programs the borrowers will
                                 not be  required  to  provide  any  information
                                 regarding  their income and no  verification of
                                 their  income  will be  undertaken.  Under  "no
                                 income/no asset"  documentation  programs,  the
                                 borrowers   may  be  required  to  state  their
                                 income,  but no verification of their income or
                                 assets  will  be  undertaken.   These  programs
                                 increase the risk that  borrowers  may not have
                                 sufficient   income   or  assets  or  may  have
                                 overstated  their  income and assets  and, as a
                                 consequence,   may  be  unable  to  make  their
                                 monthly  mortgage  loan  payments.  You  should
                                 consider   the   risk   that   mortgage   loans
                                 originated under reduced documentation programs may be subject to increased delinquencies and defaults.

Risks Relating to Primary
Mortgage Insurers

You may incur losses if a        Subject to  limited  exceptions,  the  mortgage
primary mortgage insurer         loans  included  in the trust  that have an LTV
fails to make payments           ratio  at  origination  in  excess  of 80%  are
under a primary mortgage         expected  to be insured  by a primary  mortgage
insurance policy                 insurance  policy. If such a mortgage loan were
                                 subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of the related classes of certificates as realized losses.

Risks Relating to
Cooperative Loans

Cooperative loans have           Some of the  mortgage  loans may not be secured
certain characteristics          directly   by   real   property   but   may  be
that may increase the risk       cooperative   loans.  A  cooperative   loan  is
of loss                          secured by a first lien on shares issued by the
                                 cooperative  corporation  that owns the related
                                 apartment   building   and   on   the   related
                                 proprietary   lease  or   occupancy   agreement
                                 granting  exclusive rights to occupy a specific
                                 unit within the cooperative.  Cooperative loans
                                 have certain  characteristics that may increase
                                 the  likelihood  of realized  losses,  although
                                 historically  the rate of losses on cooperative
                                 loans   has  been   comparable   to  losses  on
                                 non-cooperative mortgage loans.

                                 The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                 Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See "Certain Legal Aspects
                                 of      Mortgage       Loans--The      Mortgage
                                 Loans--Cooperative Loans" in the related base prospectus.

Limited Obligations

Payments on the mortgage         The  certificates  offered in each  series will
loans are the primary            represent   interests   only   in   the   trust
source of payments on your       established for that series.  The  certificates
certificates.                    do not  represent an  ownership  interest in or
                                 obligation   of  the   depositor,   the  master
                                 servicer  or  any  of  their   affiliates.   If
                                 proceeds   from  the   assets   of  the   trust
                                 established for any series of certificates are not sufficient to make all payments provided for under the pooling and servicing agreement for that series, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses. Additional credit enhancement will be provided for any class of insured certificates of any series by the applicable financial guaranty insurance policy and any applicable reserve fund as and to the extent set forth in the prospectus supplement for that class.

Liquidity Risks

You may have to hold your        A secondary market for the offered certificates
certificates to maturity if      may not  develop.  Even if a  secondary  market
their marketability is           does develop,  it may not continue or it may be
limited.                         illiquid.  Neither  the  underwriters  for  the
                                 related  series nor any other  person will have
                                 any  obligation  to make a secondary  market in
                                 your  certificates,  and you generally  have no
                                 right   to   request    redemption    of   your
                                 certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                                 Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, such as any Principal Only Certificates and any Interest Only Certificates, or credit risk, such as the Class M Certificates, or that have been structured to meet the investment requirements of limited categories of investors.

                                 In addition, you should consider the impact that the factors discussed below under "Risk of Loss--Recent developments in the mortgage market may adversely affect the return on your certificates" may have on the liquidity of your certificates.

Bankruptcy Risks

Bankruptcy proceedings could The transfer of the mortgage loans from any delay or reduce distributions applicable seller to the depositor is intended
on the certificates.             by the parties to be and
                                 has been documented as a sale.  However, if any
                                 seller  were to become  bankrupt,  a trustee in
                                 bankruptcy could attempt to recharacterize  the
                                 sale of the applicable mortgage loans as a loan
                                 secured   by   those   mortgage   loans  or  to
                                 consolidate   those  mortgage  loans  with  the
                                 assets of that seller.  Any such attempt  could
                                 result   in  a  delay   in  or   reduction   of
                                 collections on the mortgage loans included in the trust established for any series available to make payments on the certificates of that series.

                                 In addition, if any servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

The Bankruptcy of a              If a borrower  becomes  subject to a bankruptcy
Borrower May Increase the        proceeding,  a  bankruptcy  court  may  require
Risk of Loss on a Mortgage       modifications  of the terms of a mortgage  loan
Loan.                            without   a   permanent   forgiveness   of  the
                                 principal   amount   of  the   mortgage   loan.
                                 Modifications have included reducing the amount
                                 of each monthly  payment,  changing the rate of
                                 interest and altering the  repayment  schedule.
                                 In addition,  a court having federal bankruptcy
                                 jurisdiction  may  permit  a  debtor  to cure a
                                 monetary default relating to a mortgage loan on
                                 the  debtor's  residence  by paying  arrearages
                                 within a reasonable  period and reinstating the
                                 original mortgage loan payment  schedule,  even
                                 though the lender accelerated the mortgage loan
                                 and  final  judgment  of  foreclosure  had been
                                 entered in state court. In addition,  under the
                                 federal  bankruptcy  law, all actions against a
                                 borrower  and  the   borrower's   property  are
                                 automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment Considerations

The yield on your                The yield to  maturity on each class of offered
certificates will vary           certificates  of any  series  will  depend on a
depending on various             variety of factors, including:
factors.
                                 o  the rate and timing of principal payments on
                                    the  related   mortgage   loans,   including
                                    prepayments,  defaults and liquidations, and
                                    repurchases     due    to     breaches    of
                                    representations or warranties;

                                 o the allocation of principal payments on the related mortgage loans among the various classes of related offered certificates;

                                 o  realized losses and interest shortfalls;

                                 o  the pass-through rate for that class; and

                                 o  the purchase price of that class.

                                 The  rate  of  prepayments  is one of the  most
                                 important  and  least   predictable   of  these
                                 factors.

                                 No assurances are given that the mortgage loans will prepay at any particular rate.

                                 In addition, the master servicer may purchase any mortgage loan that is at least three months delinquent. Such repurchases would increase the prepayment rates on the mortgage loans.

                                 In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on       Since  mortgagors,  in most  cases,  can prepay
the mortgage loans will          their  mortgage loans at any time, the rate and
vary depending on future         timing  of  principal   distributions   on  the
market conditions and other      offered  certificates  are highly uncertain and
factors.                         are  dependent  upon a wide variety of factors,
                                 including general economic conditions, interest
                                 rates,    the   availability   of   alternative
                                 financing  and homeowner  mobility.  Generally,
                                 when market interest rates increase,  borrowers
                                 are less likely to prepay their mortgage loans.
                                 This  could  result  in  a  slower   return  of
                                 principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                 Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined
                                 documentation       programs.       Streamlined
                                 documentation programs involve less verification of underwriting information than traditional documentation programs.

                                 See "Certain Yield and Prepayment Considerations--Prepayment Considerations" in this term sheet supplement and "Maturity and Prepayment Considerations" in the related base prospectus.

The recording of mortgages       The  mortgages or  assignments  of mortgage for
in the name of MERS may          all or a portion of the mortgage loans included
affect the yield on the          in the trust  established  for any  series  may
certificates.                    have  been or may be  recorded  in the  name of
                                 Mortgage Electronic Registration Systems, Inc.,
                                 or MERS,  solely as nominee for the  originator
                                 and  its  successors  and  assigns.  Subsequent
                                 assignments  of those  mortgages are registered
                                 electronically   through  the  MERS(R)  System.
                                 However,   if  MERS  discontinues  the  MERS(R)
                                 System  and it becomes  necessary  to record an
                                 assignment  of the  mortgage to the trustee for
                                 any series,  then any related expenses shall be
                                 paid by the  related  trust and will reduce the
                                 amount   available  to  pay  principal  of  and
                                 interest  on  the  related   certificates  with
                                 certificate principal balances greater than zero with the lowest payment priorities.

                                 The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                 For additional information regarding MERS and the

                                 MERS(R) System, see "Description of the Mortgage Pool--Loan Groups" and "Certain Yield and Prepayment Considerations--Realized Losses and Interest Shortfalls" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

Specific Risk Factors Applicable To Some Classes Of Certificates

The yield on your                The offered certificates of each class included
certificates will be             in  a  series   will   have   different   yield
affected by the specific         considerations  and different  sensitivities to
terms that apply to that         the rate and timing of principal distributions,
class, discussed below.          as more  fully  described  in this  term  sheet
                                 supplement  and the  prospectus  supplement for
                                 any class of any series.  A description  of the
                                 categories of certificates that may be included
                                 in any series is set forth  under  "Description
                                 of the  Certificates--General"  in the  related
                                 base prospectus, and the following is a general
                                 discussion   of   yield    considerations   and
                                 prepayment   sensitivities   of   some  of  the
                                 categories of certificates that may be included in any series.

                                 See    "Certain     Yield    and     Prepayment
                                 Considerations" in this term sheet supplement.

Class A Certificates             The Class A Certificates  of any series,  other
                                 than any  interest  only  certificates,  may be
                                 subject to various  priorities  for  payment of
                                 principal.  Distributions  of  principal on the
                                 Class A Certificates  of any series entitled to
                                 principal   distributions   with   an   earlier
                                 priority  of payment  will be  affected  by the
                                 rates of  prepayment  of the  related  mortgage
                                 loans early in the life of the related mortgage
                                 pool.  Those classes of Class A Certificates of
                                 any series entitled to principal  distributions
                                 with  a  later  priority  of  payment  will  be
                                 affected  by the  rates  of  prepayment  of the
                                 related mortgage loans  experienced both before
                                 and  after  the   commencement   of   principal
                                 distributions  on  those  classes,  and will be
                                 more  likely  to be  affected  by losses on the
                                 related  mortgage  loans  not  covered  by  any
                                 applicable   credit   enhancement  since  these
                                 classes will be outstanding for a longer period of time.

                                 See "Description of the Certificates--Principal Distributions on the Senior Certificates" in this term sheet supplement.

Class A-P Certificates           The  Class  A-P  Certificates  will  receive  a
                                 portion of the  principal  payments only on the
                                 mortgage  loans  included  in the  trust or, if
                                 specified,  the related loan group, established
                                 for that  series that have net  mortgage  rates
                                 lower than the discount mortgage rate set forth
                                 in the  prospectus  supplement for that series.
                                 Therefore,   the   yield  on  the   Class   A-P
                                 Certificates will be extremely sensitive to the
                                 rate and timing of  principal  prepayments  and
                                 defaults  on the  related  mortgage  loans that
                                 have  net   mortgage   rates   lower  than  the
                                 specified discount mortgage rate.

                                 Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the mortgage loans that have net mortgage rates lower than the specified discount mortgage rate occur at a rate slower than an investor assumed at the time of purchase, the investor's yield in the related Class A-P Certificates will be adversely affected.

Class A-V Certificates           The  Class  A-V  Certificates  will  receive  a
                                 portion  of the  interest  payments  only  from
                                 mortgage  loans in the trust or, if  specified,
                                 the related  loan group that have net  mortgage
                                 rates  higher than the discount  mortgage  rate
                                 set forth in the prospectus supplement for that
                                 series.  Therefore,  the yield on the Class A-V
                                 Certificates will be extremely sensitive to the
                                 rate and timing of  principal  prepayments  and
                                 defaults  on the  related  mortgage  loans that
                                 have  net   mortgage   rates  higher  than  the
                                 specified discount mortgage rate.

                                 Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than the specified discount mortgage rate are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the related Class A-V Certificates will be adversely affected. Investors in the Class A-V Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the specified discount mortgage rate for that series could result in the failure of such investors to fully recover their investments.

Class M Certificates             The  yield  to  investors  in any  class of the
                                 Class  M  Certificates  of any  series  will be
                                 sensitive  to the rate and  timing of  realized
                                 losses on the related mortgage loans
                                 included  in the  trust  established  for  that
                                 series,   if  those  realized  losses  are  not
                                 covered by a more subordinate  class of related
                                 Class M or Class B Certificates of that series.

                                 It is not expected that a class of Class M Certificates included in any series will receive any distributions of principal prepayments on the related mortgage loans in the related mortgage pool for the first five years after the closing date for that series unless the aggregate certificate principal balance of the related senior certificates included in that series has been reduced to zero during that period. After this initial period, all or a disproportionately large portion of principal prepayments on the related mortgage loans in the related mortgage pool may be allocated to the senior certificates of that series as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments on the related mortgage loans in the related mortgage pool may be paid to the holders of the related Class M and Class B Certificates unless the aggregate certificate principal balance of the related senior certificates included in that series has been reduced to zero. As a result, the weighted average lives of the Class M Certificates included in any series may be longer than would otherwise be the case.

                                 See   "Description   of   the    Certificates--
                                 Allocation of Losses; Subordination" in this term sheet supplement.

Accrual Certificates and         Because accrual  certificates  are not entitled
Partial Accrual                  to receive any  distributions  of interest  for
Certificates                     some  period  of  time  and   partial   accrual
                                 certificates    are    entitled    to   smaller
                                 distributions of interest that are based on only a portion of the certificate principal balance of that class, accrual certificates and partial accrual certificates of any series will likely experience significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

Companion Certificates           A class of companion certificates of any series
                                 may  receive  small or large  distributions  of
                                 principal  on  each  distribution  date  to the
                                 extent   necessary   to   stabilize   principal
                                 distributions to one or more classes of planned
                                 principal  classes,  targeted principal classes
                                 or scheduled  principal classes of that series.
                                 Due to the companion nature of these classes of
                                 certificates,  these  certificates  will likely
                                 experience   price   and   yield    volatility.
                                 Investors in a class of companion certificates should consider whether this volatility is suitable to their investment needs.

Component Certificates           A class of component certificates of any series
                                 may  consist  of  components   with   different
                                 principal and interest payment characteristics.
                                 As  each  component  of a  class  of  component
                                 certificates  may be identified as falling into
                                 one or more of the  categories  set forth under
                                 "Description of the  Certificates--General"  in
                                 the  related  base  prospectus,  that  class of
                                 component  certificates  may  bear  the  risks,
                                 including  the  price  and  yield   volatility,
                                 associated with the categories of certificates described in these risk factors to the extent of each applicable component. Investors in a class of component certificates should consider whether the risks and volatility associated with any component of that class is suitable to their investment needs.

Exchangeable Certificates        The    characteristics    of   any   class   of
                                 exchangeable  certificates  of any series  will
                                 reflect,   in  the  aggregate,   generally  the
                                 characteristics   of  the   related   exchanged
                                 certificates  of  that  series.  Investors  are
                                 encouraged to also consider a number of factors
                                 that will limit a  certificateholder's  ability
                                 to   exchange   exchanged    certificates   for
                                 exchangeable certificates and vice versa:

                                 o At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the exact proportions necessary to make the desired exchange and must pay the exchange fee, if set forth in the related prospectus supplement.

                                 o A certificateholder that does not own the certificates may be unable to obtain the necessary exchanged certificates or exchangeable certificates.

                                 o The certificateholder of any class of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

                                 o Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

                                 o Principal distributions and reductions in notional amounts will decrease the amounts available for exchange over time.

                                 o Only the combinations listed in the related prospectus supplement are permitted.

                                 o The record dates for exchangeable certificates and the exchanged certificates that are the subject of the exchange must be the same.

Floating Rate Certificates       The interest rate on any class of floating rate
and Inverse Floating Rate        certificates  included  in any series will vary
Certificates                     in accordance with the applicable interest rate
                                 index  set forth in the  prospectus  supplement
                                 for that class.  The interest rate on any class
                                 of inverse floating rate certificates  included
                                 in any  series  will  vary  inversely  with the
                                 applicable interest rate index set forth in the
                                 prospectus    supplement    for   that   class.
                                 Therefore,  the yield to investors on any class
                                 of  floating  rate   certificates   or  inverse
                                 floating rate certificates will be extremely sensitive to fluctuations of the applicable interest rate index.

Insured Certificates             Investors in any class of insured  certificates
                                 of any series  should be aware that payments of
                                 principal   on   those   certificates   may  be
                                 allocated  according to a random lot procedure,
                                 to the  extent  set  forth  in  the  prospectus
                                 supplement    for   that   class   of   insured
                                 certificates of that series. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

                                 In addition, any class of insured certificates of any series may be subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these certificates, to the extent set forth in the prospectus supplement for that class of insured certificates of that series. Insured certificates subject to these procedures, practices and limitations may not be an appropriate investment for you if you require distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase insured certificates subject to these procedures, practices and limitations, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

                                 See "Description of the Certificates--Principal Distributions on Certain Classes of Insured Certificates" in this term sheet supplement.

                                 Investors in a class of insured certificates of any series should be aware that the related financial guaranty insurance policy will not cover interest shortfalls attributable to prepayments or interest shortfalls related to Relief Act reductions on the related mortgage loans, except as is otherwise set forth in the prospectus supplement for that class of insured certificates of that series.

Interest Only Certificates       A class of interest only certificates  included
                                 in any series will not be entitled to principal
                                 distributions   and   will   receive   interest
                                 distributions   based  on  a  notional  amount,
                                 which, other than with respect to any Class A-V
                                 Certificates,  may be based on all or a portion
                                 of the certificate  principal balance of one or
                                 more  classes of  certificates  included in the
                                 related   series.   Investors  in  a  class  of
                                 interest only certificates should be aware that
                                 the  yield  on that  class  will  be  extremely
                                 sensitive  to the rate and timing of  principal
                                 payments  on the  related  class or  classes of
                                 certificates,   and  that  rate  may  fluctuate
                                 significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Lockout Certificates             As described in the  prospectus  supplement for
                                 that  class  of  lockout  certificates  of  any
                                 series, a class of lockout certificates may not
                                 receive  distributions of principal prepayments
                                 on the related  mortgage  loans for a period of
                                 time  and,  as  described  in  the   prospectus
                                 supplement for that class of certificates,  may
                                 not be  expected  to receive  distributions  of
                                 scheduled  principal  payments  on the  related
                                 mortgage loans for a period of time.  After the
                                 expiration   of  the   initial   period,   such
                                 certificates may receive a distribution of principal prepayments on the related mortgage loans that is smaller than that class's pro rata share and, as described in the prospectus supplement for that class of certificates, may receive a distribution of scheduled principal payments on the related mortgage loans that is smaller than that class's pro rata share.

Planned Principal                Based on the structuring  assumptions described
Certificates or PACs             in the  prospectus  supplement  for that class,
                                 any  class of  planned  principal  certificates
                                 included  in any series will be  structured  so
                                 that   principal   payments  will  be  made  in
                                 accordance  with a  schedule  related  to  that
                                 class, but only if
                                 the  related  mortgage  loans  included  in the
                                 trust  established  for the series  prepay at a
                                 constant  rate  within a  specified  range.  If
                                 prepayments   on  the  mortgage  loans  in  the
                                 related  mortgage  pool  occur at a rate  below
                                 that range,  the weighted average lives of that
                                 related class of planned principal certificates
                                 may  be  extended.   On  the  other  hand,   if
                                 prepayments  on the related  mortgage  loans in
                                 the trust  established for that series occur at
                                 a rate above that range,  the weighted  average
                                 lives  of  that  class  of  planned   principal
                                 certificates may be reduced.

Principal Only Certificates      A class of principal only certificates included
                                 in  any  series  is  not  entitled  to  receive
                                 distributions  of  interest.   Investors  in  a
                                 principal only certificate should be aware that
                                 if  prepayments  of  principal  on the  related
                                 mortgage    loans   included   in   the   trust
                                 established  for that series and distributed to
                                 that  class  occur  at a rate  slower  than  an
                                 investor  assumed at the time of purchase,  the
                                 investor's    yield    will   be   lower   than
                                 anticipated.

Scheduled Principal              Based on the structuring  assumptions described
Certificates                     in the  prospectus  supplement  for that class,
                                 any class of scheduled  principal  certificates
                                 included  in any series will be  structured  so
                                 that   principal   payments  will  be  made  in
                                 accordance  with a  schedule  related  to  that
                                 class,  but only if the related  mortgage loans
                                 included  in the  trust  established  for  that
                                 series  prepay at the rate or rates  assumed in
                                 developing   the   applicable   schedule.    If
                                 prepayments   on  the  mortgage  loans  in  the
                                 related mortgage pool occur at a rate below the
                                 assumed  rate or rates,  the  weighted  average
                                 lives  of that  class  of  scheduled  principal
                                 certificates  may be  extended.  On  the  other
                                 hand, if  prepayments  on the mortgage loans in
                                 the related mortgage pool occur at a rate above
                                 the assumed rate or rates, the weighted average
                                 lives  of  the  related   class  of   scheduled
                                 principal certificates may be reduced.

Senior Support Certificates      Investors   in  a  class  of   senior   support
                                 certificates of any series should be aware that
                                 all or a  portion  of  losses  on  the  related
                                 mortgage    loans   included   in   the   trust
                                 established for that series otherwise allocable
                                 to the related class or classes of super senior
                                 certificates will be allocated to that class of
                                 senior  support  certificates  as  and  to  the
                                 extent set forth in the  prospectus  supplement
                                 for  that  class.   Therefore,   the  yield  to
                                 maturity  on  that  class  of  senior   support
                                 certificates will be extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Targeted Principal               Based on the structuring  assumptions described
Certificates or TACs             in the  prospectus  supplement  for that class,
                                 any class of targeted principal certificates of
                                 any  series  is  structured  so that  principal
                                 payments on the related mortgage loans included
                                 in the trust  established  for that series will
                                 be made in accordance  with a schedule  related
                                 to that class,  but only if the mortgage  loans
                                 in the  related  mortgage  pool  prepay  at the
                                 constant  rate  assumed  in  establishing   the
                                 related   schedule.   If   prepayments  on  the
                                 mortgage  loans in the mortgage pool occur at a
                                 rate  below  that rate,  the  weighted  average
                                 lives  of  the   related   class  of   targeted
                                 principal  certificates may be extended. On the
                                 other  hand,  if  prepayments  on the  mortgage
                                 loans  in the  mortgage  pool  occur  at a rate
                                 above that rate, the weighted  average lives of
                                 the  related   class  of   targeted   principal
                                 certificates may be reduced.

Certificates Related to any As set forth in the prospectus supplement for a Yield Maintenance Agreement class of certificates, the holders of certain certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

                                 However, the amount payable to those investors under a yield maintenance agreement may be based on a notional amount equal to the lesser of the aggregate certificate principal balance of related certificates and an amount determined based on an assumed rate of prepayments on the mortgage loans. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on the yield maintenance agreement will be less than the amount of interest that would accrue on those certificates at the excess of the index over a certain rate per annum as set forth in the prospectus supplement for such class. In addition, if the index exceeds a certain rate per annum as set forth in the prospectus supplement for such class of certificates, no additional amounts are payable under the yield maintenance agreement. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between the index plus the related margin and a rate set forth in the prospectus supplement for such class of certificates will not be payable from any source on that distribution date or any future distribution date.

                                 Furthermore, investors under the yield maintenance agreement are subject to the risk that the yield maintenance agreement provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

Recent Developments

Recent developments in the       Recently,  the  residential  mortgage market in
residential mortgage market      the United States has  experienced a variety of
may adversely affect the         difficulties  and changed  economic  conditions
return on your                   that  may  adversely  affect  the  yield on the
certificates.                    offered certificates.  Delinquencies and losses
                                 with respect to residential mortgage loans generally have increased in recent months, and may continue to increase. In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                 A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance; in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Borrowers who intend to sell their homes may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

                                 As a result of these and other factors, the rating agencies have recently downgraded or put on downgrade watch a significant number of mortgage-backed securities (particularly mortgage-backed securities backed by subprime and Alt-A mortgage loans originated in 2005 and
                                 2006).

                                 In addition, various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                                 You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on, or market value of, your certificates.

                                  Introduction

      The depositor has established a trust with respect to each series on the closing date for that series, under a series supplement, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of the date specified in the prospectus supplement for a class of certificates, among the depositor, the master servicer and the trustee, together with the series supplement, referred to herein as the pooling and servicing agreement. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date for each series, the depositor deposited into the trust a pool of mortgage loans secured by first liens on one- to four-family residential properties, that in the aggregate constitute a mortgage pool with terms to maturity of not more than 40 years. The trust will, as specified in the accompanying preliminary term sheet, be divided into two or more loan groups. The trust will not have any additional equity. The pooling and servicing agreement for each series authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the pooling and servicing agreement for that series, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

      The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement states that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, if the mortgage loans for any reason are held to not be property of the trustee, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

      Some capitalized terms used in this term sheet supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                           Sponsor and Master Servicer

      Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "Mortgage Loan Program--Qualifications of Sellers" in the related base prospectus for a general description of applicable seller/servicer eligibility requirements. Residential Funding Company, LLC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC finances its operations primarily through its securitization program.

      Residential Funding Company, LLC converted from a Delaware corporation to a limited liability company on October 6, 2006. Residential Funding Company, LLC was formerly knows as Residential Funding Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to -four family residential properties. These jumbo mortgage loans, such as the mortgage loans described in this term sheet supplement, are originated under Residential
Funding's "Jumbo A Program." GMAC LLC, formerly previously General Motors Acceptance Corporation, purchased Residential Funding Company, LLC in 1990. In 1995, Residential Funding Company, LLC expanded its business to include "subprime" first lien mortgage loans. Residential Funding Company, LLC also began to acquire and service "Alt-A," closed-end and revolving loans secured by second liens in 1995.

      The following tables set forth the aggregate principal amount of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years and the nine months ended September 30, 2007. Residential Funding Company, LLC sponsored approximately $31.6 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC sponsored approximately $27.8 billion and $2.9 billion in initial aggregate principal amount of mortgage-backed securities in the nine months ended September 30, 2007 backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                        Sponsor Securitization Experience

First Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by          ----------------------------------------------------------------------------------------    ---------------
  Principal Balance          2002              2003              2004               2005              2006                2007
----------------------  ---------------   ---------------   ---------------    ---------------   ---------------    ---------------
Prime Mortgages(1)      $16,177,753,813   $18,964,072,062   $11,953,278,792    $24,149,038,614   $40,241,885,054    $22,403,276,926

Non-Prime Mortgages(2)  $15,475,700,554   $27,931,235,627   $24,408,531,445    $27,928,496,334   $21,581,547,796    $ 5,446,134,747
                        ---------------   ---------------   ---------------    ---------------   ---------------    ---------------

Total                   $31,653,454,367   $46,895,307,689   $36,361,810,237    $52,077,534,948   $61,823,432,850    $27,849,411,673
                        ===============   ===============   ===============    ===============   ===============    ===============

Prime Mortgages(1)                51.11%            40.44%            32.87%             46.37%            65.09%             80.44%

Non-Prime Mortgages(2)            48.89%            59.56%            67.13%             53.63%            34.91%             19.56%
                        ---------------   ---------------   ---------------    ---------------   ---------------    ---------------
Total                            100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                        ===============   ===============   ===============    ===============   ===============    ===============

Percentage Change from
    Prior Year(3)
----------------------
Prime Mortgages(1)                (1.28)%           17.22%           (36.97)%           102.03%            66.64%

Non-Prime Mortgages(2)           104.52%            80.48%           (12.61)%            14.42%           (22.73)%
                        ---------------   ---------------   ---------------    ---------------   ---------------

Total                             32.14%            48.15%           (22.46)%            43.22%            18.71%
                        ===============   ===============   ===============    ===============   ===============

Junior Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by          ----------------------------------------------------------------------------------------    --------------
  Principal Balance          2002              2003              2004                2005              2006                2007
----------------------  --------------    --------------    --------------     --------------    --------------     --------------
Prime Mortgages(1)      $2,875,005,049    $3,207,008,585    $2,085,015,925     $2,409,506,573    $3,012,549,922     $2,933,100,838

Non-Prime Mortgages(2)              --                --                --                 --                --                 --
                        --------------    --------------    --------------     --------------    --------------     --------------

Total                   $2,875,005,049    $3,207,008,585    $2,085,015,925     $2,409,506,573    $3,012,549,922     $2,933,100,838
                        ==============    ==============    ==============     ==============    ==============     ==============

Prime Mortgages(1)              100.00%           100.00%           100.00%            100.00%           100.00%            100.00%

Non-Prime Mortgages(2)              --                --                --                 --                --                 --
                        --------------    --------------    --------------     --------------    --------------     --------------

Total                           100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                        ==============    ==============    ==============     ==============    ==============     ==============

Percentage Change from
    Prior Year(3)
----------------------
Prime Mortgages(1)               17.90%            11.55%           (34.99)%            15.56%            25.03%

Non-Prime Mortgages(2)              --                --                --                 --                --
                        --------------    --------------    --------------     --------------    --------------

Total                            17.90%            11.55%           (34.99)%           15.56%            25.03%
                        ==============    ==============    ==============     ==============    ==============

First Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by              ---------------------------------------------------------------------------------       --------------
  Number of Loans            2002              2003               2004               2005              2006              2007
----------------------      -------           ------            ------             ------            ------             ------
Prime Mortgages(1)           68,077            86,166             55,773             91,631           141,188           66,717

Non-Prime Mortgages(2)      136,789           200,446            170,696            173,796           132,069           30,514
                            -------           -------            -------            -------           -------           ------

Total                       204,866           286,612            226,469            265,427           273,257           97,231
                            =======           =======            =======            =======           =======           ======

Prime Mortgages(1)            33.23%            30.06%             24.63%             34.52%            51.67%           68.62%

Non-Prime Mortgages(2)        66.77%            69.94%             75.37%             65.48%            48.33%           31.38%
                            -------           -------            -------            -------           -------           ------

Total                        100.00%           100.00%            100.00%            100.00%           100.00%          100.00%
                            =======           =======            =======            =======           =======           ======

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)            17.87%            26.57%            (35.27)%            64.29%            54.08%

Non-Prime Mortgages(2)        91.47%            46.54%            (14.84)%             1.82%           (24.01)%
                            -------           -------            -------            -------           -------

Total                         58.56%            39.90%            (20.98)%            17.20%             2.95%
                            =======           =======            =======            =======           =======

Junior Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by              ---------------------------------------------------------------------------------        -------------
  Number of Loans            2002              2003              2004               2005              2006               2007
----------------------      -------           ------            ------             ------            ------             ------
Prime Mortgages(1)           73,188           84,962             51,614             53,071            60,951            54,120

Non-Prime Mortgages(2)           --               --                 --                 --                --                --
                             ------          -------             ------             ------            ------            ------

Total                        73,188           84,962             51,614             53,071            60,951            54,120
                             ======          =======             ======             ======            ======            ======

Prime Mortgages(1)           100.00%          100.00%            100.00%            100.00%           100.00%           100.00%

Non-Prime Mortgages(2)           --               --                 --                 --                --                 --
                             ------          -------             ------             ------            ------            ------

Total                        100.00%          100.00%            100.00%            100.00%           100.00%           100.00%
                             ======          =======             ======             ======            ======            ======

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)            16.26%            16.09%           (39.25)%             2.82%            14.85%

Non-Prime Mortgages(2)           --                --                --                 --                --
                             ------          -------             ------             ------            ------

Total                         16.26%            16.09%           (39.25)%             2.82%            14.85%
                             ======          =======             ======             ======            ======

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      The following tables set forth the annual average outstanding principal balance, calculated as of year end of mortgage loans master serviced by Residential Funding Company, LLC for the past five years and the nine months ended September 30, 2007, and the annual average number of such loans for the same period. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $68.2 billion and $4.1 billion in average outstanding principal amount during the 2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential mortgage loan portfolio of approximately $152.1 billion and $7.3 billion in average outstanding principal during the nine months ended September 30, 2007 backed by first lien mortgage loans and junior lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                      Master Servicer Servicing Experience

First Lien Mortgage Loans

                                                                                                                     Nine Months
                                                                                                                        Ended
                                                        Year Ended December 31,                                     September 30,
     Volume by          ----------------------------------------------------------------------------------------   ----------------
  Principal Balance          2002              2003              2004               2005              2006               2007
----------------------  ---------------   ---------------  ----------------   ----------------  ----------------   ----------------
                        $43,282,264,857   $33,749,084,171   $32,453,682,854   $ 47,935,800,813  $ 83,052,457,702   $ 99,075,920,638
Prime Mortgages(1)

Non-Prime Mortgages(2)  $24,910,565,613   $39,334,697,127   $50,509,138,736   $ 53,938,083,312  $ 57,013,557,376   $ 53,052,082,172
                        ---------------   ---------------   ---------------   ----------------  ----------------   ----------------

Total                   $68,192,830,470   $73,083,781,298   $82,962,821,590   $101,873,884,125  $140,066,015,078   $152,128,002,810
                        ===============   ===============   ===============   ================  ================   ================

Prime Mortgages(1)                63.47%            46.18%            39.12%             47.05%            59.30%             65.13%

Non-Prime Mortgages(2)            36.53%            53.82%            60.88%             52.95%            40.70%             34.87%
                        ---------------   ---------------   ---------------   ----------------  ----------------   ----------------

Total                            100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                        ===============   ===============   ===============   ================  ================   ================

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)               (15.75)%          (22.03)%           (3.84)%            47.71%            73.26%

Non-Prime Mortgages(2)            51.62%            57.90%            28.41%              6.79%             5.70%
                        ---------------   ---------------   ---------------   ----------------  ----------------

Total                              0.57%             7.17%            13.52%             22.79%            37.49%
                        ===============   ===============   ===============   ================  ================

Junior Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by          ----------------------------------------------------------------------------------------    --------------
  Principal Balance          2002              2003              2004                2005              2006                2007
----------------------  --------------    --------------    --------------     --------------    --------------     --------------
Prime Mortgages(1)      $4,102,615,571    $4,365,319,862    $5,135,640,057     $5,476,133,777    $8,536,345,778     $7,327,610,630

Non-Prime Mortgages(2)              --                --                --                 --                --                 --
                        --------------    --------------    --------------     --------------    --------------     --------------

Total                   $4,102,615,571    $4,365,319,862    $5,135,640,057     $5,476,133,777    $8,536,345,778     $7,327,610,630
                        ==============    ==============    ==============     ==============    ==============     ==============

Prime Mortgages(1)              100.00%           100.00%           100.00%            100.00%           100.00%            100.00%

Non-Prime Mortgages(2)              --                --                --                 --                --                 --
                        --------------    --------------    --------------     --------------    --------------     --------------

Total                           100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                        ==============    ==============    ==============     ==============    ==============     ==============

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)               16.79%             6.40%            17.65%              6.63%            55.88%

Non-Prime Mortgages(2)              --                --                --                 --                --
                        --------------    --------------    --------------     --------------    --------------

Total                            16.79%             6.40%            17.65%              6.63%            55.88%
                        ==============    ==============    ==============     ==============    ==============

First Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by              --------------------------------------------------------------------------------         -------------
  Number of Loans             2002              2003              2004               2005              2006               2007
----------------------      -------           -------           -------            -------           -------            -------
Prime Mortgages(1)          202,938           168,654           156,745            201,903           312,825            354,313

Non-Prime Mortgages(2)      242,625           341,863           414,639            411,550           405,577            356,890
                            -------           -------           -------            -------           -------            -------

Total                       445,563           510,517           571,384            613,453           718,402            711,203
                            =======           =======           =======            =======           =======            =======

Prime Mortgages(1)            45.55%            33.04%            27.43%             32.91%            43.54%             49.82%

Non-Prime Mortgages(2)        54.45%            66.96%            72.57%             67.09%            56.46%             50.18%
                            -------           -------           -------            -------           -------            -------

Total                        100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                            =======           =======           =======            =======           =======            =======

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)           (14.71)%          (16.89)%           (7.06)%            28.81%            54.94%

Non-Prime Mortgages(2)        44.37%            40.90%            21.29%             (0.74)%           (1.45)%
                            -------           -------           -------            -------           -------

Total                          9.74%            14.58%            11.92%              7.36%            17.11%
                            =======           =======           =======            =======           =======

Junior  Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by              --------------------------------------------------------------------------------         -------------
  Number of Loans            2002              2003              2004               2005              2006                2007
----------------------      -------           -------           -------            -------           -------            -------
Prime Mortgages(1)          118,773           127,833           147,647            143,713           199,652            164,753

Non-Prime Mortgages(2)           --                --                --                 --                --                 --
                            -------           -------           -------            -------           -------            -------

Total                       118,773           127,833           147,647            143,713           199,652            164,753
                            =======           =======           =======            =======           =======            =======

Prime Mortgages(1)           100.00%           100.00%           100.00%            100.00%           100.00%            100.00%

Non-Prime Mortgages(2)           --                --                --                 --                --                 --
                            -------           -------           -------            -------           -------            -------

Total                        100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                            =======           =======           =======            =======           =======            =======

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)            14.16%             7.63%            15.50%             (2.66)%           38.92%

Non-Prime Mortgages(2)           --                --                --                 --                --
                            -------           -------           -------            -------           -------

Total                         14.16%             7.63%            15.50%             (2.66)%           38.92%
                            =======           =======           =======            =======           =======

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool--The Program" in this term sheet supplement. Residential Funding Company, LLC's material role and responsibilities in this transaction, including as master servicer, are described in the accompanying prospectus under "Mortgage Loan Program--Qualification of Sellers" and "The Trusts--Limited Right of Substitution" and in this term sheet supplement under "Pooling and Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

      Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings originated and sold to Residential Funding Company, LLC certain of the mortgage loans included in the trust established for any series. Residential Funding Company, LLC's affiliate, GMAC Mortgage, LLC is expected to subservice certain of the mortgage loans included in the trust established for any series. See "Affiliations Among Transaction Parties,"
"Description of the Mortgage Pool--Originators" and "Pooling and Servicing Agreement--The Master Servicer and Subservicers" in this term sheet supplement.

                     Affiliations Among Transaction Parties

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                           --------------------------
                                    GMAC LLC
                                     (GMAC)
                           --------------------------
                                        |
                                        |
                           --------------------------
                            Residential Capital, LLC
                           --------------------------
                                        |
                                        |
             |--------------------------|--------------------------|
             |                          |                          |
-------------------------- -------------------------- --------------------------
                               Residential Funding        Residential Funding
    GMAC Mortgage, LLC            Company, LLC                 Mortgage
       (Subservicer)              (Sponsor and            Securities I, Inc.
                                Master Servicer)              (Depositor)
-------------------------- -------------------------- --------------------------
                                        |
                                        |
                           --------------------------
                           Homecomings Financial, LLC
                                  (Subservicer)
                           --------------------------

                        Description of the Mortgage Pool

General

      The mortgage pool for each series consists of mortgage loans which may be divided into two or more loan groups, with an aggregate principal balance and having other characteristics that conform to the stipulations set forth in the prospectus supplement for that series. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties or an interest in shares issued by a cooperative apartment corporation and the related proprietary lease. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool for each series consists of conventional, fixed-rate, level monthly payment first lien mortgage loans with terms to maturity of generally not more than 40 years from the date of origination.

      All of the mortgage loans included in the trust established for any series have been purchased by the depositor through its affiliate, Residential Funding, or Homecomings Financial, LLC, or Homecomings, a wholly-owned subsidiary of Residential Funding, from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus, or affiliated sellers.

      The mortgage loans included in the trust for any series have been selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Jumbo A Program described below based on the Sponsor's assessment of investor preferences and rating agency criteria.

      The depositor and Residential Funding have made certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. In connection with any mortgage loans included in the trust established for any series that are secured by a leasehold interest, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan. The depositor and Residential Funding are required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders of that series in any of those mortgage loans (without regard to any applicable financial guaranty insurance policy for any class of that series). Residential Funding has not and will not assign to the depositor, and consequently the depositor has not and will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that have been or will be made for the benefit of the related certificateholders of that series are the limited representations and warranties made by Residential Funding and the depositor described in this paragraph. If for any reason the depositor or Residential Funding is unable to repurchase or substitute for a defective mortgage loan, the amount of Realized Losses on the mortgage loans included in the trust established for any series may increase, which may increase the risk that Realized Losses will be allocated to the related certificates and/or may adversely affect the market value of such related certificates. See "Mortgage Loan Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

      A limited amount of Realized Losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the related Class M Certificates and Class B Certificates of that series as described in this term sheet supplement under "Description of the Certificates--Allocation of Losses; Subordination," and, subject to any applicable limitations, all such Realized Losses allocated to a class of Insured Certificates of any series will be covered by the applicable financial guaranty insurance policy.

      Certain aspects of Cooperative Loans that may be included in the trust established for any series differ from those of other types of mortgage loans. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Cooperative Loans" in the related base prospectus.

Loan Groups

      As more fully described in the preliminary term sheet and the prospectus supplement for any series, the mortgage loans included in the trust established for any series may be divided into two or more groups based on the certain payment, maturity, geographical or other characteristics.

      Each loan group of any series will be assigned a numerical designation, such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

      Payments received on the mortgage loans included in any loan group will be distributed to the classes of related offered certificates, as more fully described the prospectus supplement for that class and this term sheet supplement.

      As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean the loan group or loan groups from which a class of certificates will receive distributions of principal and interest, references to the related (or words of similar effect) mortgage loans will mean the mortgage loans in the loan group, loan groups or mortgage pool from which a class of certificates will receive distributions of principal and interest, and references to the certificates or class of certificates will mean the certificates or class of certificates that will receive distributions of principal and interest or allocations of losses from mortgage loans, loan group, loan groups or mortgage pool specified.

      The original mortgages for many of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS, see "Certain Yield and Prepayment Considerations--General" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

      A portion of the mortgage loans included in the trust established for any series may be subject to the Homeownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and a portion of the mortgage loans included in the trust established for any series may be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

      A portion of the mortgage loans included in the trust established for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Static Pool Information" in this term sheet supplement.

      A portion of the mortgage loans included in the trust established for any series may be balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

      A portion of the mortgage loans included in the trust established for any series, in lieu of an appraisal, may obtain a valuation of the mortgage property by using an automated valuation platform developed by Residential Funding. See "Automated Valuation Platform" in this term sheet supplement.

      A portion of the mortgage loans included in the trust established for any series may be Buy-Down Mortgage Loans and/or mortgage loans that have been made to an international borrower.

      A portion of the mortgage loans included in the trust established for any series will require mortgagors to pay interest only on those mortgages for an initial period of varying duration. Under the terms of these loans, borrowers are required to pay only accrued interest each month, with no corresponding principal payments, until the end of the interest only period. Once the interest only period ends, principal payments are required to amortize the loan over its remaining term, in addition to accrued interest.

      Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor's Credit Score would not be lower if obtained as of the date of issuance of a series of certificates.

      A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series. See "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

Sharia Mortgage Loans

      A portion of the mortgage loans included in the trust established for any series may be Sharia mortgage loans. Sharia mortgage loans are mortgage loans that have been structured to comply with Islamic religious law, which prohibits the charging of interest on loans. Generally, ownership of the mortgaged property securing a Sharia mortgage loan is vested in two co-owners, the borrower, referred to as the "consumer", and an indirect wholly-owned subsidiary of the originator, referred to as the "co-owner," pursuant to a co-ownership agreement. Both the consumer and co-owner possess certain rights, which indicate their respective rights of ownership, under the co-ownership agreement, including the "indicia of ownership". Certain indicia of ownership, such as the sole right to occupy the property and the obligation to pay taxes on the property, belong to the consumer, and other indicia of ownership, such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects regarding the property, belong to the co-owner. The consumer is obligated to make monthly payments to the co-owner pursuant to an obligation to pay. Each monthly payment is comprised of a "profit payment" and an "acquisition payment". The profit payment is made in consideration of the consumer's exclusive right to use and enjoy the mortgaged property. The sum of the acquisition payments required to be made under the obligation to pay will equal the portion of the purchase price or refinance amount paid by the co-owner at the time of origination. A lien on the mortgaged property to secure the obligations of the consumer under the obligation to pay and the co-ownership agreement is established pursuant to a mortgage or security instrument, which is filed in the real property records of the applicable recording office. The originator's security interest in both the co-owner's and the consumer's interest in the mortgaged property, along with the rights under the co-ownership agreement and the obligation to pay, will be assigned to the trust as the originator's assignee. Title to the mortgaged property is retained by the consumer and the co-owner or the consumer alone. Upon a default by the consumer under the obligation to pay or the co-ownership agreement, the trust, as the originator's assignee, will have the power to sell the property and use the proceeds of the sale to satisfy the full amount owed by the consumer under the obligation to pay and the co-ownership agreement.

      For all purposes under this term sheet supplement, the profit factor on any Sharia mortgage loan will be deemed to be the mortgage rate on that mortgage loan, any amounts received with respect to the profit payment for any Sharia mortgage loan will be deemed to be interest collected on that mortgage loan, any amounts received with respect to the acquisition payment for any Sharia mortgage loan will be deemed to be principal collected on that mortgage loan, references in this term sheet supplement to a note or mortgage note will be deemed to be references to the obligation to pay for any Sharia mortgage loan and references in this term sheet supplement to a mortgage will be deemed to be references to a mortgage or security instrument, as applicable, for any Sharia mortgage loan.

Static Pool Information

      Current static pool data with respect to mortgage loans serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com. Information presented under "RFMSI" as the issuer/shelf and "S" as the series will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in the mortgage pool for any series, based on underwriting criteria and credit quality, and that information is referred to in this term sheet as Static Pool Data.

      The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and (b) information relating to assets of any issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

      As used in the Static Pool Data and in this term sheet supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly scheduled due date;' "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

      From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

      Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

Primary Mortgage Insurance and Primary Hazard Insurance

      Subject to limited exceptions, each of the mortgage loans included in the trust established for any series generally is be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. Each primary hazard insurance policy is required to include extended coverage in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements; provided, however, that the coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The master servicer may elect to obtain and maintain a blanket primary hazard insurance policy with extended coverage insuring against hazard losses on the mortgage loans, which may contain a deductible clause. To the extent that the master servicer elects to obtain a blanket primary hazard insurance policy, a primary hazard insurance policy is not maintained on a mortgaged property, and a loss occurs on that mortgaged property that would have been covered by a compliant primary hazard insurance policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause, the master servicer will deposit into the Certificate Account an amount equal to the loss.

      Subject to limited exceptions, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

      All of the primary insurance policies on the mortgage loans included in the trust established for any series were or will be issued by insurers having a claim paying ability, as of the cut-off date for that series, acceptable to the rating agencies for that series. The insurers may include but are not limited to one or more of Radian F/K/A Commonwealth, Triad Guaranty, Republic Mortgage Insurance, N.C., Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Co., United Guaranty Residential Ins. Co. and General Electric Mortgage Insurance Company, which, collectively, are referred to herein as the primary insurers. However, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriters for the applicable series. See "Insurance Policies on Mortgage Loans" in the related base prospectus.

Underwriting Standards

      All of the mortgage loans in the mortgage pool were originated generally in accordance with the underwriting criteria of Residential Funding described under "Mortgage Loan Program--Underwriting Standards" in the related base prospectus. Residential Funding may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. See "Mortgage Loan Program--Underwriting Standards" in the related base prospectus.

      The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Automated Valuation Platform

      In some cases, for mortgage loans underwritten through Residential Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property will be obtained by using an automated valuation platform developed by Residential Funding. There are multiple automated valuation models included in Residential Funding's automated underwriting system. Based upon, among other factors, the geographic area, price range and other attributes of a qualifying mortgage loan, a mortgage loan is directed to the appropriate automated valuation model for that particular mortgage loan. An automated valuation model evaluates, among other things, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range. Residential Funding uses automated valuation models in lieu of full appraisals for qualifying first lien mortgage loans which meet specified underwriting criteria and receive an acceptable valuation.

Additional Information

      A current report on Form 8-K is available to purchasers of the offered certificates of any series and has been filed by the issuing entity, in its own name, together with the pooling and servicing agreement for that series, including any applicable financial guaranty insurance policy for that series which will be attached as an exhibit to the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates of that series.

                         Description of the Certificates

General

      Certificates of each series (and, if applicable, each loan group) may include the following classes of senior certificates, referred to herein as the Senior Certificates:

      o     One or more classes of Class A Certificates;

      o     One or more classes of Class A-P Certificates; and

      o One or more classes of Class A-V Certificates, or the Variable Strip Certificates.

      If the mortgage pool is divided into two or more loan groups, the Senior Certificates of each group will be will be assigned a numerical designation, such as Class I-A and Class II-A, to denote the group to which the certificates belong. The Senior Certificates of each group will receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

      In addition, one or more classes of Class R Certificates, or the Residual Certificates, will be issued in connection with each series.

      In addition to the Senior Certificates in a Crossed Transaction, except as is otherwise set forth in the prospectus supplement for that series, each series (as further described under "--Stacked Transactions" and "--Crossed
Transactions" below) of certificates will include the following classes of subordinate certificates:

      o     Class M-1 Certificates;

      o     Class M-2 Certificates;

      o Class M-3 Certificates, and together with the Class M-1 and Class M-2 Certificates, the Class M Certificates;

      o     Class B-1 Certificates;

      o     Class B-2 Certificates; and

      o Class B-3 Certificates, and together with the Class B-1 and Class B-2 Certificates, the Class B Certificates.

Stacked Transactions

      When the mortgage pool is divided into two or more loan groups, for some series of certificates, referred to herein as Stacked Transactions a separate group of subordinate certificates will be issued related solely to each group and assigned a numerical designation, such as Class I-M-1 and Class II-M-1, to denote the group to which the certificates belong. These subordinate certificates will receive payments on the mortgage loans in the related loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

      References to the related mortgage loans with respect to the subordinate certificates of any certificate group in a Stacked Transaction will mean the mortgage loans in the related loan group.

Crossed Transactions

      When the mortgage pool is divided into two or more loan groups, for some series of certificates, referred to herein as Crossed Transactions, a separate group of subordinate certificates will be issued in relation to all groups of Senior Certificates of that series. The subordinate certificates will be enumerated without a numerical designation to denote inclusion in a particular group, such as Class M-1 and Class M-2. These subordinate certificates will receive payments on the mortgage loans in any loan group for that series and will serve as credit enhancement solely for all Senior Certificates of that series, as described in this term sheet supplement.

      References to the related mortgage loans with respect to the subordinate certificates in any Crossed Transaction will mean of the mortgage loans.

      As used in this term sheet supplement, the Class M Certificates refers to all of the Class M Certificates issued as part of the series, and the Class B Certificates refers to all of the Class B Certificates issued as part of the series. References to the related Class M Certificates, or words or similar effect with respect to the Class B certificates or any class thereof, will mean the Class M Certificates in the related certificate group, in the case of a Stacked Transaction, and all of the Class M Certificates, in the case of a Crossed Transaction or a transaction in which the mortgage pool has not been divided into two or more loan groups.

      See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

      The  offered  certificates  of any  series  may  consist  of any  one or a
combination   of   the   categories    described   in    "Description   of   the
Certificates--General" in the related base prospectus.

      The certificates of any series in the aggregate will evidence the entire beneficial ownership interest in the related trust. For any series, the trust consists of:

      o     the mortgage loans transferred to that trust;

      o with respect to any class of Insured Certificates of that series, any applicable reserve fund and any applicable rounding account;

      o cash deposited in respect of the mortgage loans transferred to that trust in the Custodial Account and in the Certificate Account and belonging to the trust;

      o property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

      o     any  applicable   primary  insurance  policies  and  primary  hazard
            insurance policies;

      o     a yield maintenance agreement, if applicable; and

      o     all proceeds of any of the foregoing.

      Except as is otherwise set forth in the prospectus supplement for any applicable class of certificates of any series, the Senior Certificates, other than the Residual Certificates, and the Class M Certificates for each series are available only in book-entry form through facilities of The Depository Trust
Company, or DTC, and are collectively referred to as the DTC registered certificates. The DTC registered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The DTC registered certificates for each series has been issued in the minimum denominations set forth in any accompanying term sheet or the prospectus supplement. The Residual Certificates have been issued in registered, certificated form in minimum denominations of a 20% percentage interest, except, in the case of one Residual Certificate of each class of Residual Certificates for any series as otherwise described in this term sheet supplement under "Material Federal Income Tax Consequences," which have been issued to Residential Funding or an affiliate of Residential Funding.

      The DTC registered certificates of any series are represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in the related base prospectus under "Description of the Certificates--Form of Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

      o all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

      o all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Exchangeable Certificates

      All or a portion of the certificates for any series may be Exchangeable Certificates, which may be exchanged for a proportionate interest in the related Exchanged Certificates for that series, in combinations shown in the related prospectus supplement. All or a portion of the Exchanged Certificates may also be exchanged for the related Exchangeable Certificates in the same manner. The classes of Exchanged Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Certificate Principal Balances and Notional Amounts, as applicable, of these classes will depend upon any related distributions of principal or reductions in Notional Amounts, as applicable, as well as any exchanges that occur. Exchanged Certificates or Exchangeable Certificates in any combination may be exchanged only in the proportion that the original Certificate Principal Balances or Notional Amounts, as applicable, of such certificates bear to one another as shown in the related prospectus supplement. Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the Exchanged Certificates in the related group of combined certificates, referred to herein as a Combination Group, and will receive a proportionate share of the distributions on those certificates.

      Procedures. The procedures for exchanging any of the classes of Exchangeable Certificates and Exchanged Certificates included in a series that are outstanding at any given time will be set forth in the related prospectus supplement.

      Additional Considerations. The characteristics of the Exchangeable Certificates will reflect, in the aggregate, generally the characteristics of the related Exchanged Certificates. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchanged Certificates for Exchangeable Certificates and vice versa:

      o At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange and must pay the exchange fee, if set forth in the related prospectus supplement.

      o A certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged Certificates or Exchangeable Certificates.

      o     The   certificateholder  of  certificates  required  for  a  desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

      o Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

      o Principal distributions and reductions in notional amounts will decrease the amounts available for exchange over time.

      o Only the combinations listed in related prospectus supplement are permitted.

      o The Record Dates for Exchangeable Certificates and the Exchanged Certificates that are the subject of the exchange must be the same.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

      Accretion Directed Certificates--For any series, any class of Class A Certificates included in any series that are categorized as Accretion Directed Certificates in the prospectus supplement for that class of certificates.

      Accretion Termination Date--For any class of Accretion Directed Certificates included in any series, the earlier of (a) the distribution date on which the aggregate Certificate Principal Balance of the related Accretion Directed Certificates of that series is reduced to zero and (b) the Credit Support Depletion Date applicable to that class.

      Accrual Certificates--For any series, any class of Class A Certificates that are categorized as Accrual Certificates in the prospectus supplement for that class of certificates.

      Accrual Distribution Amount--With respect to any specified class or classes of Accrual Certificates of any series and each distribution date preceding the Accretion Termination Date for that class, an amount equal to the aggregate amount of Accrued Certificate Interest on such class or classes Accrual Certificates for that date which will be added to the Certificate Principal Balance thereof, and distributed in the manner described under "Description of the Certificates--Principal Distributions on the Senior Certificates" to the holders of the related class or classes of Accretion Directed Certificates of that series as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Accrual Distribution Amount for any specified classes or classes of Accrual Certificates to the related class or classes of Accretion Directed Certificates will reduce the Certificate Principal Balances of such related class or classes of certificates by that amount. The amount that is added to the Certificate Principal Balances of any class of Accrual Certificates will accrue interest at the pass-through rate for that class. On each distribution date on or after the Accretion Termination Date for a class of Accretion Directed Certificates of any series, the entire Accrued Certificate Interest on the related Accrual Certificates for that date will be payable to the holders of those certificates, as interest to the extent not required to fully reduce the amounts of the Accretion Directed Certificates to zero on the Accretion Termination Date; provided, however, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Accrual Certificates.

      Accrued Certificate Interest--With respect to any distribution date and any class of offered certificates of any series, an amount equal to (a) in the case of each class of offered certificates of that series, other than any Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class, immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates of that series, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls on the related mortgage loans in the related loan group included in the trust established for that series, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates for that series, by the subordination provided by the Class B Certificates and Class M Certificates of that series, or the related Class B Certificates and Class M Certificates of that series, in a Stacked Transaction, and, only with respect to any class of Insured Certificates of any series, by any applicable reserve fund and the additional credit enhancement provided by the applicable financial guaranty insurance policy for interest shortfalls on the mortgage loans in the related loan group other than Prepayment Interest Shortfalls or interest shortfalls due to application of the Relief Act, after depletion of any subordination, and, with respect to the Class M Certificates, to the extent not covered by the subordination provided by the Class B Certificates of that series, or the related Class B Certificates of that series, in the case of a Stacked Transaction, and any class or classes of Class M Certificates of that series, or the related Class M Certificates of that series, in the case of a Stacked Transaction having a lower payment priority, including in each case:

            (i) any Prepayment Interest Shortfall on the mortgage loans included in the trust established for that series or the related loan group, as applicable, to the extent not covered by the master servicer as described in this term sheet supplement under "Description of the Certificates--Interest Distributions";

            (ii) in the case of an Excess Transaction, the interest portions of Realized Losses for the related mortgage loans, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the related mortgage loans included in the trust established for that series not allocated through subordination;

            (iii) in the case of an Excess Transaction, the interest portion of any Advances that were made with respect to delinquencies on the related mortgage loans included in the trust established for that series that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

            (iv) any other interest shortfalls on the related mortgage loans included in the trust established for that series not covered by the subordination provided by the Class M Certificates or Class B Certificates of that series, or the related Class B Certificates and Class M Certificates of that series, in a Stacked Transaction, including interest shortfalls relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

      Any reductions will be allocated among the holders of all related classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the case of each class of Class A Certificates (other than any Principal Only Certificates) and the Class M Certificates of any series, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses on the mortgage loans included in the trust established for that series, if any, as described below under "Description of the Certificates--Allocation of Losses; Subordination." Accrued Certificate Interest on each class of Senior Certificates of any series (and in a transaction with multiple loan groups, of any loan group) (other than any Principal Only Certificates) will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Advance--With respect to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest due on that mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

      Available Distribution Amount--With respect to any distribution date and any series and, in a transaction with multiple loan groups, as will be determined separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

      o the aggregate amount of scheduled payments on the related mortgage loans included in the trust established for that series due during the related Due Period and received on or prior to the related determination date, after deduction of the related servicing fees and payment of any premium and to the applicable Certificate Insurer with respect to any financial guaranty insurance policy related to that series;

      o all unscheduled payments on the related mortgage loans included in the trust established for that series, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for these related mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

      o all Advances on the related mortgage loans included in the trust established for that series made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

      In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans included in the trust established for that series, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this term sheet supplement under "Description of the Certificates--Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

      Capitalization Reimbursement Amount--With respect to any distribution date and any series (and, if applicable, each loan group), the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the related mortgage loans included in the trust established for that series during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date for that series and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the related mortgage loans in the trust established for the series.

      Capitalization Reimbursement Shortfall Amount--With respect to any distribution date and, if applicable, each loan group of any series, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the related mortgage loans included in the trust established for that series during the preceding calendar month exceeds the amount of principal payments on the related mortgage loans included in the trust established for that series included in the related Available Distribution Amount for that series on that distribution date.

      Certificate Principal Balance--With respect to any offered certificate of any series, other than the Interest Only Certificates, as of any date of determination, an amount equal to the sum of (x) the initial Certificate Principal Balance of that certificate and (y) in the case of any class of Accrual Certificates, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of that class of Accrual Certificates on each distribution date prior to the applicable Accretion Termination Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet supplement, provided that, after the Certificate Principal Balances of the Class B Certificates for any series, or the related Class B Certificates in a Stacked Transaction, have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates for that series, or the class of related Class M Certificates in a Stacked Transaction, outstanding with the highest payment priority to which Realized Losses, other than, in the case of an Excess Transaction, Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, on the mortgage loans included in the trust established for that series have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries thereon not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates, or related certificates in a Stacked Transaction, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans, or the related mortgage loans in a Stacked Transaction. The Certificate Principal Balance of any Exchangeable Certificates or Exchanged Certificates that are not outstanding on any distribution date will be equal to zero.

      Class A-P Collection Shortfall--With respect to each Final Disposition of a Discount Mortgage Loan included in the trust or, if applicable, the related loan group established for any series in connection with each distribution date or any prior distribution date, the extent that (1) the amount included under clause (iii) of the applicable definition of Class A-P Principal Distribution Amount for that distribution date for that series is less than (2) the amount described in (a) under clause (iii) of the applicable definition of Class A-P Principal Distribution Amount. Notwithstanding any other provision of this term sheet supplement, any distribution relating to any Class A-P Collection Shortfall for any series, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates of that series, shall result in a reduction of the amount of principal distributions on that distribution date on
(i) first, the Class B-2 Certificates and Class B-1 Certificates of that series, in that order, and (ii) second, the Class M Certificates of that series, in each case in reverse order of their payment priority, or in the case of a Stacked Transaction, to the extent not covered by any amounts otherwise distributable to the related Class B-3 Certificates of that series shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the related Class B-2 Certificates and Class B-1 Certificates, and (ii) second, the related Class M Certificates, in each case in reverse order of their payment priority.

      Class A-P Principal Distribution Amount--With respect to any distribution date and, if applicable, each loan group of any series, a distribution allocable to principal made to holders of the related Class A-P Certificates of that series from the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount on any related Senior Certificates, for that series is distributed, equal to the aggregate of:

            (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each related Discount Mortgage Loan included in the trust established for that series due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other related Bankruptcy Losses for that series are in excess of the applicable Bankruptcy Amount;

            (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each related Discount Mortgage Loan included in the established for that series other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause
      (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement for that series, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

            (iii) in connection with the Final Disposition of a related Discount Mortgage Loan included in the trust established for that series that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

            (iv) any amounts allocable to principal from the related mortgage loan for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

            (v) an amount equal to the aggregate of the related Class A-P Collection Shortfalls for all distribution dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds (and, if applicable, for the related loan group) (as described in the applicable definition of Eligible Funds) on any distribution date; minus

            (vi) the related Discount Fraction of the portion of the related Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan included in the trust established for any series or, if applicable, related loan group.

      Notwithstanding the foregoing, on or after the Credit Support Depletion Date, the Class A-P Principal Distribution Amount with respect to any distribution date and, if applicable, any loan group will equal the related Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the related Discount Mortgage Loans minus the related Discount Fraction of the portion of the related Capitalization Reimbursement Amount for such distribution date, if any, related to each related Discount Mortgage Loan

      Class M Percentage--With respect to the Class M-1, Class M-2 and Class M-3 Certificates for any series, other than in a Stacked Transaction, and any distribution date, a percentage equal to the Certificate Principal Balance of the related class of Class M Certificates of that series immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the trust established for that series, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan for that series, immediately prior to that distribution date. With respect to the Class M-1, Class M-2 and Class M-3 Certificates related to any loan group for any Stacked Transaction and any distribution date, a percentage equal to the Certificate Principal Balance of the class of related Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group, other than the related Discount Fraction of each Discount Mortgage Loan in that loan group, immediately prior to that distribution date.

      Combination Group--For any series, the group of Exchangeable Certificates set forth in the related prospectus supplement.

      Credit Support Depletion Date--For any series, other than in a Stacked Transaction, the first distribution date on which the Senior Percentage equals 100%, and for any series that is a Stacked Transaction and each loan group, the first distribution date on which the aggregate Certificate Principal Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

      Deceased  Holder--For  any  series  with a class  of  Random  Lot  Insured
Certificates, a beneficial owner of a Random Lot Insured Certificate of that class who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

      Discount Fraction--With respect to each Discount Mortgage Loan included in the trust established for any series, a fraction, expressed as a percentage, the numerator of which is the related Discount Mortgage Rate minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is the related Discount Mortgage Rate. The Class A-P Certificates of any series will be entitled to payments based on the Discount Fraction of the related Discount Mortgage Loans included in the trust established for that series.

      Discount Mortgage Loan--For any series and, if applicable, each loan group, any mortgage loan with a Net Mortgage Rate less than the Discount Mortgage Rate for that loan group or series, as applicable.

      Discount Mortgage Rate--For any series and, if applicable, each loan group, the rate set forth in the prospectus supplement for that series and, if applicable, that loan group.

      Due Date--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

      Due Period--With respect to any distribution date, the calendar month in which the distribution date occurs.

      Eligible Funds--With respect to any distribution date and, if applicable, for each loan group of any series, an amount equal to the excess of (i) the related Available Distribution Amount over (ii) the sum of the related Senior Interest Distribution Amount, the related Senior Principal Distribution Amount (determined without regard to clause (iv) of the definition of "Senior Principal Distribution Amount"), the related Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") and, in the case of any transaction other than a Stacked Transaction, the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates for that series, and, in the case of a Stacked Transaction, the aggregate amount of Accrued Certificate Interest on the related Class M, Class B-1, and Class B-2 Certificates.

      Excess Bankruptcy Losses--For any Excess Transaction, other than a Stacked Transaction, Bankruptcy Losses on the mortgage loans included in the trust established for any series in excess of the Bankruptcy Amount for that series, and for any Excess Transaction that is also a Stacked Transaction, Bankruptcy Losses on the mortgage loans included in any loan group in excess of the related Bankruptcy Amount.

      Excess  Fraud  Losses-- For any Excess  Transaction,  other than a Stacked
Transaction, Fraud Losses on the mortgage loans in excess of the Fraud Loss Amount for that series, and for any Excess Transaction that is also a Stacked Transaction, Fraud Losses on the mortgage loans included in any loan group in excess of the related Fraud Loss Amount.

      Excess Special Hazard Losses-- For any Excess Transaction, other than a Stacked Transaction, Special Hazard Losses on the mortgage loans in excess of the Special Hazard Amount for that series, and for any Excess Transaction that is also a Stacked Transaction, Special Hazard Losses on the mortgage loans included in any loan group in excess of the related Special Hazard Amount.

      Excess Subordinate Principal Amount--For any series, other than a Stacked Transaction, amount for any series and with respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates of that series then outstanding is to be reduced to zero and on which Realized Losses for that series are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses for that series to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount." The Excess Subordinate Principal Amount will be allocated among the groups of Senior Certificates on a pro rata basis, based on the amount of Realized Losses in the mortgage pool or, if applicable, respective loan groups.

      For any series that is a Stacked Transaction and with respect to any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates related to a loan group then outstanding with a Certificate Principal Balance greater than zero is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the related definition of "Class A-P Distribution Amount." The Excess Subordinate Principal Amount for the certificates related to a loan group will be allocated between the Senior Certificates (other than the related Class A-P Certificates), on a pro rata basis, Class M Certificates and Class B Certificates of such loan group, in accordance with the amount of Realized Losses on the mortgage loans in the related loan group allocated to the related certificates on that distribution date.

      Exchangeable Certificates--For any series, the class of certificates set forth as such in the prospectus supplement for such series.

      Exchanged Certificates--For any series, the class of certificates set forth as such in the prospectus supplement for such series.

      Excess Transaction--A series of certificates in which Fraud Losses, Bankruptcy Losses and Special Hazard Losses up to the Fraud Loss Amount,
Bankruptcy Amount and Special Hazard Amount, respectively, and Extraordinary Losses are allocated as set forth herein in a manner distinct from Realized Losses (other than Fraud Losses, Bankruptcy Losses, Special Hazard Losses and Extraordinary Losses).

      Final  Disposition--With  respect to a defaulted  mortgage  loan,  a Final
Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

      Insured Certificates--For any series, any class of certificates specified to be insured certificates in the prospectus supplement for that class of certificates.

      Interest Accrual Period--For any distribution date and for all classes of certificates other than any Floating Rate Certificates and any Inverse Floating Rate Certificates of any series, the calendar month preceding the month in which the distribution date occurs, and for any distribution date and for any Floating Rate Certificates and any Inverse Floating Rate Certificates of any series, the period beginning on the 25th calendar day of the month preceding the month in which such distribution date occurs and ending on the 24th day of the month in which such distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates of any series, including any Floating Rate Certificates and Inverse Floating Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the related mortgage loans included in the trust established for that series for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest thereon to the extent described in this term sheet supplement.

      LIBOR--For any distribution date and for any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which it is the applicable index for any such class, the arithmetic mean of the London Interbank Offered Rate quotations for one-month Eurodollar deposits, determined monthly as described in this term sheet supplement.

      Interest Only Certificates--For any series, the Class A-V Certificates and any other class of Class A Certificates specified to be interest only certificates in the prospectus supplement for that class of certificates.

      Net Mortgage Rate--As to a mortgage loan included in the trust established for any series, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

      Non-Discount Mortgage Loan--For any series or loan group, as applicable, the mortgage loans other than the Discount Mortgage Loans of that series or loan group, as applicable.

      Notional Amount--With respect to any date of determination, the Notional Amount of the Class A-V Certificates for any series is equal to the aggregate Stated Principal Balance of the mortgage loans included in the trust (or, if applicable, the related loan group) established for that series immediately prior to that date, and the Notional Amount of any other class of Interest Only Certificates included in that series will be the notional amount set forth in the prospectus supplement for that class. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal. The Notional Amount of any Exchangeable Certificates or Exchanged Certificates that are not outstanding on any distribution date will be equal to zero.

      Principal Only Certificates--For any series, the Class A-P Certificates and any other class of Class A Certificates specified to be principal only certificates in the prospectus supplement for that class of certificates.

      Random Lot Insured Certificates--For any series, any class of Insured Certificates of that series subject to random lot procedures and special rules regarding the procedures, practices and limitations applicable to the distribution of principal on the related mortgage loans, as described in this term sheet supplement and the prospectus supplement for that class.

      Record Date--With respect to any certificates and any distribution date, the close of business on the last business day of the preceding calendar month.

      Rounding Account--For any series with a class of Random Lot Insured Certificates, a non-interest bearing account to be established on the closing date for that series as more fully described in the prospectus supplement for that class.

      Senior Accelerated Distribution Percentage--For any series (or, if applicable, any loan group) and with respect to any distribution date occurring during the first five years following the closing date for that series, 100%. The Senior Accelerated Distribution Percentage for any series (or, if applicable, any loan groups) for any distribution date occurring after the first five years following the closing date for that series will be as follows:

      o with respect to any distribution date during the sixth year after the closing date for that series, the related Senior Percentage on that distribution date plus 70% of the related Subordinate Percentage on that distribution date;

      o with respect to any distribution date during the seventh year after the closing date for that series, the related Senior Percentage on that distribution date plus 60% of the related Subordinate Percentage on that distribution date;

      o with respect to any distribution date during the eighth year after the closing date for that series, the related Senior Percentage on that distribution date plus 40% of the related Subordinate Percentage on that distribution date;

      o with respect to any distribution date during the ninth year after the closing date for that series, the related Senior Percentage on that distribution date plus 20% of the related Subordinate Percentage on that distribution date; and

      o with respect to any distribution date for that series thereafter, the related Senior Percentage on that distribution date.

In the case of a Stacked Transaction, if on any distribution date for that series the Senior Percentage for a loan group exceeds the initial Senior Percentage for that loan group, the Senior Accelerated Distribution Percentage for that loan group on that distribution date will once again equal 100%, and, in the case of a Crossed Transaction, if on any distribution date the weighted average of the Senior Percentages for each loan group, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, excluding the Discount Fraction of the related Discount Mortgage Loans, exceeds the weighted average of the initial Senior Percentages, calculated on such basis, the Senior Accelerated Distribution Percentages for both loan groups for that distribution date will once again equal 100%. For any series for which the related mortgage pool has not been divided into two or more loan groups, if on any distribution date for that series the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for that series on that distribution date will once again equal 100%.

      Any scheduled reduction to the Senior Accelerated Distribution Percentage for any series (or, if applicable, a loan group) shall not be made as of any distribution date unless either:

            (a)(i)(X) the outstanding principal balance of mortgage loans in the related loan group, in the case of a Stacked Transaction, and for the entire mortgage pool, in the case of any other transaction delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, or the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, is less than 50% or
      (Y) the outstanding principal balance of mortgage loans in the entire mortgage pool, in the case of any transaction, other than a Stacked
      Transaction,  or  the  related  loan  group,  in  the  case  of a  Stacked
      Transaction, is delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans, in the case of any transaction, other than a Stacked Transaction, and in the related loan group, in the case of a Stacked Transaction, averaged over the last six months, does not exceed 2%, and

            (ii) Realized Losses on the mortgage loans in the entire mortgage pool, in the case of any transaction, other than a Stacked Transaction, or the related loan group, in the case of a Stacked Transaction, to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date for that series, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates in any transaction, other than a Stacked Transaction, or the related Class M Certificates and Class B Certificates in a Stacked Transaction; or

            (b)(i) the outstanding principal balance of mortgage loans in the entire mortgage pool, in the case of any transaction, other than a Stacked Transaction, or the related loan group, in the case of a Stacked
      Transaction, is delinquent 60 days or more, including mortgage loans in bankruptcy, foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans, and in the related loan group, in the case of a Stacked Transaction, averaged over the last six months, does not exceed 4%, and

            (ii) Realized Losses on the mortgage loans in the entire mortgage pool, or the related loan group, in the case of a Stacked Transaction, to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date for that series, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates, or the related Class M Certificates and Class B Certificates in a Stacked Transaction.

      Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates, or the Senior Certificates related to a loan group in a Stacked Transaction, other than the related Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage, or the related Senior Accelerated Distribution Percentage in a Stacked Transaction, as the case may be, will equal 0%.

      Senior Interest Distribution Amount--For any group of certificates in any series and with respect to any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related group of Senior Certificates for that series on that distribution date, including any Accrual Distribution Amount on any related class.

      Senior Percentage--For any series (and, if applicable, each loan group) and with respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the related group of Senior Certificates, other than the related Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the related loan group, other than the related Discount Fraction of the Stated Principal Balance of the Discount Mortgage Loans in that loan group, immediately prior to that distribution date. The initial Senior Percentage for each loan group is less than the initial percentage interest in that loan group evidenced by the related Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the related Class A-P Certificates or the related Discount Fraction of the Stated Principal Balance of each related Discount Mortgage Loan.

      Senior Principal Distribution Amount--For each series (and, if applicable, each loan group) and with respect to any distribution date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount and related Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") have been distributed and (b) the sum of:

            (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

                  (1) the principal portion of all scheduled monthly payments on the related mortgage loans included in the trust established for that series other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan (and, if applicable, in that loan group), due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan (and, if applicable, in that loan group), which together with other Bankruptcy Losses on the related mortgage pool (or, if applicable, the related loan group) are in excess of the related Bankruptcy Amount for that series;

                  (2) the principal portion of all proceeds of the repurchase of a related mortgage loan included in the trust established for that series or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan (and, if applicable, in that loan group), as required by the related pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections on mortgage loans in that loans included in the trust established for that series (or, if applicable, the related loan group) including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan (and, if applicable, in that loan group);

            (ii) in connection with the Final Disposition of a mortgage loan the mortgage loans included in the trust established for that series (and, if applicable, in that loan group) (x) that occurred in the preceding calendar month and (y) in the case of an Excess Transaction, that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                  (1) the then-applicable related Senior Percentage of the Stated Principal Balance of that mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan (or, if applicable, the related loan group); and

                  (2) the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections on the related mortgage loans included in the trust established for that series, including Insurance Proceeds and

            Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a related Discount Mortgage Loan, included in clause
            (iii) of the related definition of Class A-P Principal Distribution Amount;

            (iii) the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments on the mortgage loans included in the trust established for that series (or, if applicable, in that loan group) made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in that loan group;

            (iv) any Excess Subordinate Principal Amount for that series (or, if applicable, in that loan group) on that distribution date; and

            (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates, or the related Class M or Class B Certificates in a Stacked Transaction; minus

            (vi) the related Capitalization Reimbursement Amount on such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan (or, if applicable, in that loan group), multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount on such distribution date, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates of that series other than the related Class A-P Certificates, without giving effect to any reductions for the related Capitalization Reimbursement Amount.

      Senior Support Certificates--For any series, any class of Class A Certificates of that series specified to be senior support certificates in the prospectus supplement for that class of certificates.

      Subordinate Percentage--As of any date of determination and, if applicable, each loan group of any series, a percentage equal to 100% minus the Senior Percentage for that series, or loan group, as applicable, as of that date.

      Subsequent   Recoveries--Subsequent   recoveries,   net  of   reimbursable
expenses, with respect to mortgage loans in the related mortgage pool that have been previously liquidated and that resulted in a Realized Loss.

      Super  Senior   Certificates--For   any  series,  any  class  of  Class  A
Certificates of any series specified to be super senior certificates in the prospectus supplement for that class of certificates.

Super Senior Optimal Percentage--For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the applicable Credit Support

Depletion Date for that class, a percentage expressed as a fraction, the numerator of which is the Certificate Principal Balance of those Super Senior Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the related Senior Certificates (other than the related Class A-P Certificates) immediately prior to that distribution date.

      Super Senior Optimal Principal Distribution Amount--For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the applicable Credit Support Depletion Date for that class and with respect to those Super Senior Certificates, an amount equal to the product of (a) the related Super Senior Optimal Percentage and (b) the amounts described in clause (b) of the definition of related Senior Principal Distribution Amount for that series.

Distributions on Certain Classes of Exchangeable Certificates

      In the event that any class of Exchangeable Certificates comprising a Combination Group for any series are exchanged for their related Exchanged Certificates, such Exchanged Certificates will be entitled to the principal distributions on each class of Exchangeable Certificates. Such Exchanged Certificates will also be entitled to the combined pass-through rate of the related Exchangeable Certificates. In addition, such Exchanged Certificates will be allocated the Realized Losses and interest shortfalls allocable to the class of related Exchangeable Certificates in a Combination Group.

      In the event that any class of Exchanged Certificates for any series are exchanged for their related Exchangeable Certificates in a Combination Group, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on the related class of Exchanged Certificates. Such Exchangeable Certificates will also be entitled to a proportionate share of the pass-through rate of the related Exchanged Certificates. In addition, Exchangeable Certificates in a Combination Group will bear a proportionate share of Realized Losses and interest shortfalls allocable to the class of related Exchanged Certificates.

Interest Distributions

      Holders of each class of Senior Certificates of any series other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that series on that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions, other than any class of Accrual Certificates of that series, and commencing on the Accretion Termination Date for that class in the case of those Accrual Certificates. To the extent provided in the prospectus supplement for a class of certificates, holders of any class of certificates intended to be the beneficiary of a yield maintenance agreement will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement.

      Holders of each class of Class M Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for the related loan group, in the case of a Stacked Transaction, and the entire mortgage pool, in the case of any other transaction, that series on that distribution date after distributions of interest and principal to the related Senior Certificates, reimbursements for some Advances on the mortgage loans to the master servicer and distributions of interest and principal to any class of related Class M Certificates of that series having a higher payment priority.

      As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of specified interest shortfalls on the related mortgage loans allocable thereto. However, in the event that any such interest shortfall on the mortgage loans is allocated to a related class of Insured Certificates of that series, the amount of such allocated interest shortfall, subject to any applicable limitations, will be drawn under the applicable financial guaranty insurance policy for that class and distributed to the holders of that class of Insured Certificates; provided that:

            (i) no such draw will be made in respect of any such shortfall on the related mortgage loans caused by the Relief Act or similar legislation or regulations; and

            (ii) no such draw will be made in respect of any Prepayment Interest Shortfall on the related mortgage loans.

      Shortfalls described in clauses (i) and (ii) with respect to the mortgage loans related to that class of Insured Certificates may be covered by any amounts available in any applicable reserve fund for that class, if any, described in the prospectus supplement for that class. Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy for any class of Insured Certificates of any series or if not otherwise covered by the applicable financial guaranty insurance policy, any interest shortfalls on the mortgage loans in the related loan group may be allocated to that class of Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

      The Principal Only Certificates are not entitled to distributions of interest.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

      However, with respect to any distribution date for any series, any Prepayment Interest Shortfalls on the mortgage loans in the related mortgage pool resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders of that series on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the related mortgage loans in the related mortgage pool immediately preceding that distribution date and (b) the reinvestment income received by the master servicer for its master servicing activities on amounts payable with respect to the related mortgage loans of that series on that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

      If on any distribution date the related Available Distribution Amount for each loan group of any series is less than Accrued Certificate Interest on the related Senior Certificates of that series for that distribution date, the shortfall will be allocated among the holders of all classes of related Senior Certificates in proportion to their respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls on the related mortgage loans in the related mortgage pool that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of that series entitled to those amounts on subsequent distribution dates, in each case to the extent of the related Available Distribution Amount for that series after interest distributions as described in this term sheet supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement, if any, will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

      These interest shortfalls could occur, for example, if delinquencies on the related mortgage loans included in the related mortgage pool were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

      Prior to the distribution date on which the Accretion Termination Date for any class of any series with a class of Accrual Certificates occurs, interest shortfalls allocated to each class of Accrual Certificates of that series will reduce the amount that is added to the Certificate Principal Balance of that class in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and will cause the Certificate Principal Balance of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this term sheet supplement. Because any interest shortfalls on the related mortgage loans in the related mortgage pool allocated to a class of Accrual Certificates of any series prior to the distribution date on which the Accretion Termination Date for that class occurs will result in the Certificate Principal Balance of that class being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on that class in the future and the amount that will be available for distribution relating to principal on the related class or classes of Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

      The pass-through rates on all classes of offered certificates of any series will be as described in the prospectus supplement for a class of certificates.

      The pass-through rate on the Variable Strip Certificates of any series on each distribution date will equal the weighted average, based on the Stated Principal Balance of the related mortgage loans included in the related mortgage pool immediately preceding that distribution date of the pool strip rates on each of the mortgage loans in the related mortgage pool. The pool strip rate on any mortgage loan included in the related mortgage pool is equal to its Net Mortgage Rate minus the Discount Mortgage Rate for that series or, if applicable, the related loan group, but not less than 0.00%.

      As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of certificates of any series, other than the Principal Only Certificates, which are not entitled to distributions of interest, is based on the Certificate Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR

      For any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series for which LIBOR is the applicable index, LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs, except is otherwise set forth in the prospectus supplement for that class.

      On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period for any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which LIBOR is the applicable index, other than the initial Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period -- the LIBOR rate adjustment date. Reuters Screen LIBOR01 Page means the display designated as that page or any other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

      The reference bank rate as to any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. Such reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which LIBOR is the applicable index then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00

A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which LIBOR is the applicable index then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee, after consultation with the master servicer, shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to any class of Floating Rate Certificates and Inverse Floating Rate Certificates of that series for which LIBOR is the applicable index for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

      The holders of the Senior Certificates of any series, other than the Interest Only Certificates, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this term sheet supplement and the prospectus supplement for that series and to the extent of the portion of the related Available Distribution Amount remaining after the distribution of the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount, a distribution allocable to principal equal to the sum of the related Senior Principal Distribution Amount, any Accrual Distribution Amount for a class of Accrual Certificates and the related Class A-P Principal Distribution Amount.

      After distribution of the related Senior Interest Distribution Amount, other than any Accrual Distribution Amount for a class of Accrual Certificates, distributions of principal on each group of Senior Certificates on each distribution date will be made as follows:

      (a) Prior to the occurrence of the Credit Support Depletion Date for that series (or, if applicable, that loan group):

            (1) the related Class A-P Principal Distribution Amount shall be distributed to the related Class A-P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero;

            (2) any Accrual Distribution Amount for a class of Accrual Certificates related to that loan group shall be distributed (x) first, to the related class or classes of Accretion Directed Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, in accordance with the priority of payment set forth in the prospectus supplement for that class and (y) second, to the related class or classes of Accrual Certificates, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

            (3) the related Senior Principal Distribution Amount shall be distributed to the Class A Certificates related to that loan group, other than any Interest Only Certificates, in the order of priority described in the prospectus supplement for that series;

      (b) On or after the occurrence of the Credit Support Depletion Date for any series (or, if applicable, loan group), all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates of that series (or, if applicable, loan group) will be disregarded. Instead, an amount equal to the related Class A-P Principal Distribution Amount for that series (or, if applicable, loan group) will be distributed to the related Class A-P Certificates, and then the related Senior Principal Distribution Amount for that series (or, if applicable, loan group) will be distributed to the Senior Certificates of that series (or, if applicable, loan group)remaining, other than the related Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances; provided, however, that, if specified in the related prospectus supplement, until reduction of the Certificate Principal Balance of any class or classes of Super Senior Certificates to zero, the aggregate amount distributable to any related class or classes of Senior Support Certificates and such class or classes of Super Senior Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the related Senior Principal Distribution Amount will be distributed among those certificates in the following priority: first, to such class or classes of Super Senior Certificates, up to an amount equal to the Accrued Certificate Interest thereon; second, to the related class or classes of Super Senior Certificates, up to an amount equal to the related Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; third, to the related class or classes of Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the related class or classes of Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

      (c) After reduction of the Certificate Principal Balances of the Senior Certificates of any series, other than the related Class A-P Certificates, to zero but prior to the Credit Support Depletion Date applicable to that class, the Senior Certificates, other than the related Class A-P Certificates, will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid solely to the holders of the related Class A-P, the related Class A-V Certificates and the Class M and Class B Certificates, or the related Class M and Class B Certificates, in the case of a Stacked Transaction, in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

      Notwithstanding the foregoing in the case of any Crossed Transaction, on any distribution date prior to the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of any of the Senior Certificates in any certificate group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments, exclusive of the related Discount Fraction, otherwise allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior Certificates in that certificate group and in accordance with the priorities set forth in the clauses (a) and (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group, and (2) an amount equal to one month's interest at the applicable pass-through rate for such class or classes of certificates on the amount of such difference will be distributed from the related Available Distribution Amount for the other loan groups otherwise allocable on a pro rata basis to the Class M Certificates and Class B Certificates first to pay any unpaid interest on such class or classes of certificates and then to pay principal on such classes in the manner described in (1) above. If more than one group of Senior Certificates is undercollateralized on a distribution date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based upon the amount by which the aggregate Certificate Principal Balance of each such group exceeds the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

      In addition, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates in any certificate group to zero, 100% of the mortgagor prepayments on the mortgage loans in the related loan group, exclusive of the related Discount Fraction, will be allocated to the remaining Senior Certificates in the other certificate groups (other than the related Class A-P Certificates), as applicable, on a pro rata basis, and in accordance with the priorities set forth in clause (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, on any distribution date unless (i) the weighted average of the Subordinate Percentages, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for each loan group, calculated on such basis, and (ii) the outstanding principal balance of the mortgage loans in each loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

Principal Distributions on Certain Classes of Insured Certificates

      A class of Insured Certificates for any series may be subject to random lot procedures and special rules regarding the procedures, practices and limitations applicable to the distribution of principal on the related mortgage loans included in the trust established for that series.

      General. Beneficial owners of any class of Random Lot Insured Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of any class of Random Lot Insured Certificates, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of any class of Random Lot Insured Certificates other than Deceased Holders, referred to as Living Holders, who request distributions will be entitled to a second priority.

      Prospective certificateholders in any class of Random Lot Insured Certificates of any series should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an Individual Insured Certificate and (ii) only to the extent that the portion of the Senior Principal Distribution Amount for the applicable series (or, if applicable, related loan group) allocated to any class of Random Lot Insured Certificates on the applicable distribution date (plus any amounts available from the related Rounding Account for that series) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on any class of Random Lot Insured Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of any class of Random Lot Insured Certificates by random lot, as described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

      On each distribution date on which amounts are available for distribution in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates of any series, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on that class of Random Lot Insured Certificates are made by withdrawing from the related Rounding Account for that series the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to that class of Random Lot Insured Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on that class of Random Lot Insured Certificates are to be made, the aggregate amount allocable to that class of Random Lot Insured Certificates will be applied first to repay any funds withdrawn from the Rounding Account for that series on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account for that series and distributed in reduction of the Certificate Principal Balance of that class of Random Insured Lot Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of that class of Random Lot Insured Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of that class of Random Lot Insured Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates of any series, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

      Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Insured

Certificates  of any series,  including  any  Realized  Losses  allocated to the
Insured Certificates for which payment is not made under the policy, distribution in reduction of the Certificate Principal Balance of the Insured Certificates will be made pro rata among the holders of the Insured Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

      There is no assurance that a beneficial owner of a Random Lot Insured Certificate of any series who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on that class of Random Lot Insured Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates," there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of that class of Random Lot Insured Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RANDOM LOT INSURED CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

      Priority of Requested Distributions. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of any class of Random Lot Insured Certificates of any series have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of any class of Random Lot Insured Certificates of any series until all such requests have been honored.

      Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Random Lot Insured Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to that class of Random Lot Insured Certificates so that such request is received by the trustee from DTC on DTC's "participant terminal system" on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee for that series certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the depositor, the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described herein by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate of any series submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Random Lot Insured Certificate of any series covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

      In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Random Lot Insured Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Random Lot Insured Certificates of any series so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. Any Random Lot Insured Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Insured Certificates greater than the number of Individual Insured Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Random Lot Insured Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Random Lot Insured Certificates of any series will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Random Lot Insured Certificate of any series and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate of any series by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

      With respect to Random Lot Insured Certificates of any series as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Random Lot Insured Certificates of any series are required to forward such notices to the beneficial owners of those certificates. Individual Insured Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

      Any beneficial owner of a Random Lot Insured Certificate of any series who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution date.

      Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of that class of Insured Certificates on a distribution date exceed the outstanding Certificate Principal Balance of that class of Random Lot Insured Certificates with respect to which distribution requests have been received by the applicable record date, additional Random Lot Insured Certificates of that class in lots equal to Individual Insured Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the depositor, the master servicer, the related Certificate Insurer or the trustee to the beneficial owners of the Random Lot Insured Certificates of that class for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Random Lot Insured Certificates of that class selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

Principal Distributions on the Class M Certificates

      Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for the related loan group, in the case of a Stacked Transaction, and the entire mortgage pool, in the case of any other transaction, remaining after:

      o the sum of the Senior Interest Distribution Amount(s), Class A-P Principal Distribution Amount(s) and Senior Principal Distribution Amount(s) is distributed;

      o reimbursement is made to the master servicer for some Advances on the related mortgage loans included in the trust established for that series remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Description of the Certificates--Advances";

      o the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of related Class M Certificates, in the case of a Stacked Transaction and any class of Class M Certificates, in the case of any other transaction, having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

      o     the aggregate amount of Accrued Certificate  Interest required to be
            distributed  to  that  class  of  Class  M   Certificates   on  that
            distribution date is distributed

a distribution allocable to principal in the sum of the following:

            (i) such class's pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and each class of Class M and Class B Certificates, then outstanding, of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for any related Senior Certificates:

                  (1) the principal portion of all scheduled monthly payments on the related mortgage loans included in the trust established for that series, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to a Discount Mortgage Loan, which together with other related Bankruptcy Losses for that series are in excess of the related Bankruptcy Amount for that series;

                  (2) the principal portion of all proceeds of the repurchase of a related mortgage loan included in the trust established for that series or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a related Discount Mortgage Loan, as required by the related pooling and servicing agreement during the preceding calendar month; and

                  (3) the principal portion of all other unscheduled collections on the related mortgage loans included in the trust established for that series, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a related Discount Mortgage Loan;

            (ii) that class' pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and of the Class M and Class B Certificates, in the case of any other transaction, then outstanding, of all amounts received in connection with the Final Disposition of a related mortgage loan included in the trust established for that series, other than the related Discount Fraction of those amounts with respect to a related Discount Mortgage Loan, (x) that occurred during the preceding calendar month and (y) in the case of an Excess Transaction, that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

            (iii) the portion of mortgagor prepayments in full on the related mortgage loans included in the trust established for that series made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments on the related mortgage loans included in the trust established for that series made by the respective mortgagors during the preceding calendar month, other than the related Discount Fraction of those mortgagor prepayments with respect to a related Discount Mortgage Loan, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

            (iv) if that class is the most senior class of related certificates, in the case of a Stacked Transaction, and most senior class of certificates, in any other transaction, then outstanding, with a Certificate Principal Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount allocated to that loan group, as described in the definition of Excess Subordinate Principal Distribution Amount for that series, if any, to the extent of Eligible Funds for that series or, if applicable, allocated to that loan group, as described in the definition of Excess Subordinate Principal Distribution Amount, if any; and

            (v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of related Class M Certificates, in the case of a Stacked Transaction, and any class of Class M Certificates, in the case of any other transaction, with a lower payment priority or the Class B Certificates of that series; minus

            (vi) the Capitalization Reimbursement Amount for that series (or, if applicable, that loan group) on such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates, other than the related Class A-P Certificates, without giving effect to any reductions for the related Capitalization Reimbursement Amount.

      References in this term sheet supplement to "payment priority" of the Class M Certificates of any series refer to a payment priority among those classes of certificates as follows: (a) in the case of a Stacked Transaction, first, to the related Class M-1 Certificates; second, to the related Class M-2 Certificates; and third, to the related Class M-3 Certificates, and (b) in the case of any other transaction, first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

      As  to  each  class  of  Class  M  Certificates  of  any  series,  on  any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of the related Available Distribution Amount available for that purpose. Notwithstanding the foregoing, if the Certificate Principal Balances of the related Class B Certificates, in the case of a Stacked Transaction, and the Class B Certificates, in the case of any series, have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of any other transaction of that series, outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement. In addition, any interest shortfalls resulting from the failure of any yield maintenance agreement provider to make payments pursuant to a yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

      All mortgagor prepayments on the related mortgage loans included in the trust established for any series not otherwise distributable to the related Senior Certificates of that series will be allocated on a pro rata basis among the class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of any other transaction, of that series with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and Class M Certificates and Class B Certificates, in the case of any other transaction, of that series for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class M-2, Class M-3 or Class B Certificates of that series, respectively, only if the sum of the current percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

      As stated above under "Description of the Certificates--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage (and, if applicable, for each loan group) will be 100% during the first five years after the closing date for that series, unless the Certificate Principal Balances of the related Senior Certificates of that series, other than the related Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the related Senior Percentage of that series exceeds the initial related Senior Percentage. Furthermore, as described in this term sheet supplement, the related Senior Accelerated Distribution Percentage will exceed the related Senior Percentage during the sixth through ninth years following the closing date for that series, and scheduled reductions to the related Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the related mortgage loans in the related mortgage pool. Accordingly, each class of the Class M Certificates will not be entitled to any mortgagor prepayments on the related mortgage for at least the first five years after the closing date for that series, unless the Certificate Principal Balances of the related Senior Certificates of that series (other than the related Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period. See "Description of the Certificates--Principal Distributions on the Senior Certificates" in this term sheet supplement.

Allocation of Losses; Subordination

      The subordination provided to the Senior Certificates by the related Class B Certificates and Class M Certificates, in the case of a Stacked Transaction, and the Class B Certificates and Class M Certificates, in the case of any other transaction, and the subordination provided to each class of Class M Certificates by the related Class B Certificates and by any class of related Class M Certificates subordinate thereto, in the case of a Stacked Transaction, and by the Class B Certificates and by any class of Class M Certificates subordinate thereto, in the case of any other transaction, will cover Realized Losses on the mortgage loans included in the trust established for that series that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses on the mortgage loans included in the trust established for any series and, in the case of an Excess Transaction, which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

in the case of a Stacked Transaction,

      o     first, to the related Class B Certificates;

      o     second, to the related Class M-3 Certificates;

      o     third, to the related Class M-2 Certificates;

      o     fourth, to the related Class M-1 Certificates; and

in the case of any other transaction,

      o     first, to the Class B Certificates;

      o     second, to the Class M-3 Certificates;

      o     third, to the Class M-2 Certificates; and

      o     fourth, to the Class M-1 Certificates

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the related Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the related Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on related Discount Mortgage Loans and the entire amount of Realized Losses on related Non-Discount Mortgage Loans will be allocated among all the remaining classes of related Senior Certificates of that series on a pro rata basis;
provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the prospectus supplement for that series. Subject to any applicable limitations, Realized Losses on the mortgage loans included in the trust established for any series with a class of Insured Certificates that are allocated to that class of Insured Certificates will be covered by the applicable financial guaranty insurance policy.

      On any distribution date, Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

      Investors in the Senior Certificates of a Crossed Transaction should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

      Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

      o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that, in the case of a Crossed Transaction, no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans included in the trust established for that series, and, in the case of a Stacked Transaction, the related certificates representing the related loan group below the aggregate Stated Principal Balance of the mortgage loans in the related loan group; and

      o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

      In addition, any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment priority to the related Senior Certificates of that series described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and any class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of any other transaction, with a higher payment priority.

      As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans included in the trust established for any series among the various classes of certificates for that series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

      In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders of the related series, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates--Collection and Other Serving Procedures" in the related base prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the final scheduled distribution date for that series. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the applicable cut-off date, but not less than the applicable servicing fee rate.

      Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series, will not be affected by the servicing modification.

      Allocations of the principal portion of Debt Service Reductions for any series to each class of Class M Certificates and Class B Certificates of that series will result from the priority of distributions of the related Available Distribution Amount for that series as described in this term sheet supplement, which distributions shall be made first to the related Senior Certificates, second to the related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of a Crossed Transaction, in the order of their payment priority and third to the related Class B Certificates, in the case of a Stacked Transaction, and Class B Certificates, in the case of any other transaction. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the mortgage loans included in the trust established for any series will not reduce the level of subordination for that series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

      The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any related Excess Subordinate Principal Amount, or in the case of related Class A-P Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the related Senior Certificates, other than the related Class A-P Certificates, and to each class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of any other transaction, by the respective classes of certificates subordinate thereto with respect to Realized Losses on mortgage loans in the related loan group allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Certificates allocable share, of future distributions of principal of the remaining mortgage loans in the related loan group. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the related Class A-P Certificates for any series by the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and Class M Certificates and Class B Certificates, in the case of any other transaction is limited to the prior right of the related Class A-P Certificates to receive distributions in respect of principal on the related Discount Mortgage Loans as described in this term sheet supplement. Furthermore, principal losses on the mortgage loans in the related loan group that are not covered by subordination will be allocated to the related Class A-P Certificates for that series only to the extent they occur on a Discount Mortgage Loan in the related loan group and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the related Class A-P Certificates. Thus, the related Senior Certificates, other than the related Class A-P Certificates, will bear the entire amount of losses that are not allocated to the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and Class M Certificates and Class B Certificates, in the case of any other transaction, other than the amount allocable to the related Class A-P Certificates, which losses will be allocated among all classes of related Senior

Certificates, other than the related Class A-P Certificates, as described in this term sheet supplement.

      Because the Class A-P Certificates for any series are entitled to receive in connection with the Final Disposition of a related Discount Mortgage Loan in the related mortgage pool, on any distribution date, an amount equal to all unpaid related Class A-P Collection Shortfalls to the extent of the related
Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of the related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of any other transaction, could occur under some circumstances, even if that class is not the most subordinate class of related certificates of that series then outstanding with a Certificate Principal Balance greater than zero.

      In the case of an Excess Transaction, any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the related Senior Certificates, other than the related Class A-P Certificates, related Class M Certificates and related Class B Certificates of that series. Any Realized Losses so allocated to the related Senior Certificates other than the related Class A-P Certificates, or the related Class M Certificates or Class B Certificates will be allocated without priority among the various classes of related Senior Certificates, other than the related Class A-P Certificates, or the related Class M Certificates or the related Class B Certificates; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the prospectus supplement for that series. The principal portion of these losses on Discount Mortgage Loans will be allocated to the related Class A-P Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on those Discount Mortgage Loans will be allocated among the remaining related certificates of that series on a pro rata basis; provided, however, that all or any portion of such losses otherwise allocable to any class or classes Super Senior Certificates of that series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence.

      An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates of any series or any certificate group means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss on the related mortgage loans, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss on the related mortgage loans; provided that in determining the Certificate Principal Balance of any class of Accrual Certificates of any series for the purpose of allocating any portion of a Realized Loss on the related mortgage loans to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:

      o the original Certificate Principal Balance of those certificates, and

      o the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.

      In the case of a Crossed Transaction, the pro rata allocation of Realized Losses on the mortgage loans included in a loan group to the Class M
Certificates and Class B Certificates will be determined on the basis of the related Subordinate Percentage.

      In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount(s), Class A-P Principal Distribution Amount(s) and Senior Principal Distribution Amount(s) for each series, on each distribution date, holders of related Senior Certificates of each series have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and Class B Certificates of that series, to the extent necessary to satisfy the related Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Class M Certificates of each series have a right to distributions of the applicable Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority of that series. In addition, and except is otherwise set forth in the prospectus supplement for that class or those classes, holders of any class or classes of Super Senior Certificates will have a right, on each distribution date occurring on or after the Credit Support Depletion Date for that series, to that portion of the related Available Distribution Amount otherwise allocable to the related class or classes of Senior Support Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Super Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.

      The application of the related Senior Accelerated Distribution Percentage for each series, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans in the related loan group. The related Class A-P Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a related Discount Mortgage Loan included in the trust established for that series. To the extent that the related Senior Certificates for any series in the aggregate, other than the related Class A-P Certificates, are amortized faster than the related mortgage loans in the trust established for that series, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and Class B Certificates, the percentage interest evidenced by those related Senior Certificates in that loan group will be decreased, with a corresponding increase in the interest in that trust evidenced by the Class M Certificates and the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded those Senior Certificates by the related Class M Certificates and the Class B Certificates of that series collectively. In addition, if losses on the mortgage loans included in the trust established for any series exceed the amounts described in this term sheet supplement under "--"Description of the Certificates--Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates of that series in the aggregate, other than the related Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of those Senior Certificates relative to the related Class M
Certificates and Class B Certificates of that series. In the case of a Crossed Transaction, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates related to any loan group to zero, the remaining related Senior Certificates will be entitled to receive, in addition to any mortgagor prepayments related to such certificates' respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan group or loan groups related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under "--Cross-Collateralization Mechanics in a Crossed Transaction," thereby accelerating the amortization of such Senior Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

      The priority of payments, including principal prepayments on the mortgage loans included in the trust established for any series, among the Class M Certificates of that series, as described in this term sheet supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the related Class M Certificates by the related Class B Certificates and any class of related Class M Certificates with a lower payment priority of that series.

      In any transaction, other than a Stacked Transaction, that is also an Excess Transaction, the Special Hazard Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard
Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the mortgage loans included in the trust for that series. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.

      In a Stacked Transaction that is also an Excess Transaction, the Special Hazard Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard
Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the related loan group. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the related mortgage loans.

      In any transaction, other than a Stacked Transaction, that is also an Excess Transaction, the Fraud Loss Amount will be an amount acceptable to each rating agency rating any certificates of that series, and in a Stacked Transaction, the Fraud Loss Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

      In any transaction, other than a Stacked Transaction, that is also an Excess Transaction, the Bankruptcy Amount will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that series less the sum of any amounts allocated through subordination for such losses with respect to the mortgage loans included in the trust established for that series up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that series as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the mortgage loans included in the trust established for that series allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

      In a Stacked Transaction that is also an Excess Transaction, the Bankruptcy Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that loan group less the sum of any amounts allocated through subordination for such losses with respect to the related loan group up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount for each loan group will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that loan group as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the related loan group allocated solely to any related Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

      Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

      o the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

      o     either:

      o the related mortgage loan is not in default with regard to payments due thereunder; or

      o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

      In the case of an Excess Transaction, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount for each loan group in a Stacked Transaction and for the mortgage loans in any other transaction may be further reduced as described in the related base prospectus under "Description of Credit Enhancement--Subordination."

      Notwithstanding the foregoing, with respect to any class of Insured Certificates of any series, the related financial guaranty insurance policy, subject to any applicable limitations set forth therein, will cover the interest and principal portions of all Realized Losses on the related mortgage loans included in the trust established for that series and allocated thereto. If such payments are not required to be made under the related financial guaranty insurance policy or are not made as required under the policy for any series, such Realized Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

Advances

      Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

      These Advances are required to be made on mortgage loans included the trust established for any series only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or Class M Certificates, in the case of a Stacked Transaction, and the Class B or Class M Certificates, in the case of any other transaction of that series . Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against Realized Losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement for any series will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

      All Advances on mortgage loans included in the trust established for any series will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the related Class B Certificates or Class M Certificates, in the case of a Stacked Transaction, and the Class B or Class M Certificates, in the case of any other transaction, provided, however, that, in the case of an Excess Transaction, any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial
Account in respect of the related loan group prior to distributions on any of the related certificates and the amount of those losses will be allocated as described in this term sheet supplement.

      The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance on the related mortgage loans which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the related Class B Certificates or any class of related Class M Certificates, in the case of a Stacked Transaction, and of the Class B Certificates or any class of Class M Certificates, in the case of any other transaction, in each case having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates have been reduced to zero, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates.

      The pooling and servicing agreement for any series will provide that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the trust established for that series, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Residual Interests

      Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their Certificate Principal Balance and Accrued Certificate Interest on that Certificate Principal Balance unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or another party.

                   Certain Yield and Prepayment Considerations

General

      The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

      o the rate and timing of principal payments on the related mortgage loans included in the trust established for that series, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

      o the allocation of principal payments among the various classes of offered certificates of that series;

      o Realized Losses and interest shortfalls on the related mortgage loans included in the trust established for that series;

      o     the pass-through rate on the offered certificates of that series;

      o to the extent provided in the prospectus supplement for a class of certificates, with respect to any class of certificates intended to be the beneficiary of a yield maintenance agreement, payments, if any, made pursuant to such yield maintenance agreement;

      o with respect to any class of Insured Certificates of that series, payments, if any, made pursuant to the related financial guaranty insurance policy;

      o with respect to any class of Exchangeable Certificates of that series, the yield to maturity of the related class of Exchanged Certificates; and

      o     the purchase price paid for the offered certificates of that series.

      For  additional  considerations  relating  to the  yield  on  the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the related base prospectus.

Prepayment Considerations

      The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the rate and timing of principal payments on the related mortgage loans. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the related mortgage loans. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of those mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the related mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

      The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans included in the trust established for any series may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the related mortgage loans included in the trust established for any series and the yields to investors on the related certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the related base prospectus under "Yield Considerations" and

"Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

      The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. Except as is otherwise set forth in any term sheet for any series, the prepayment charges will not be available for distribution on the related offered certificates.

      Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the related offered certificates. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

      Prepayments, liquidations and purchases of the related mortgage loans included in the trust established for that series will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the related mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the related mortgage loans, the rate of prepayments on the related mortgage loans would be expected to decrease.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the related base prospectus.

      With respect to a Crossed Transaction, investors in the Class M Certificates of any series should also be aware that on any distribution date on which the related Senior Accelerated Distribution Percentage for any loan group equals 100%, the Class M Certificates of that series will generally not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans in the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

      Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement for any series generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

      The yields to maturity on the offered certificates of any series will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Class M Certificates" in this term sheet supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans included in the trust established for that series will be allocated among the related Senior Certificates of that series, other than the Interest Only Certificates and the related Class A-P Certificates, and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans included in the trust established for that series will be distributed to each class of related Class M Certificates, in the case of a Stacked Transaction, and Class M Certificates, in the case of any other transaction. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or the Class M-3 Certificates is exceeded and a class of Class M Certificates of that series having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 Certificates or the Class M-3 Certificates of that series, as the case may be, will generally not receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

      A portion of the mortgage loans included in the trust established for any series may have initial interest only periods of varying duration. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

      After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

      Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

      Senior Certificates: The Senior Certificates of any series, other than any Class A-P Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this term sheet supplement and the prospectus supplement for that series. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool for that series. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans included in the trust established for that series both before and after the commencement of principal distributions on those classes. Holders of any class of Senior Certificates of any series with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates of that series with a shorter weighted average life because the Certificate Principal Balances of the related Class M Certificates and Class B Certificates of that series could be reduced to zero before the Senior Certificates are retired.

      Accretion Directed Certificates and Accrual Certificates: Prior to the Accretion Termination Date for any class of any series, any class or classes of Accretion Directed Certificates of that series will receive as monthly principal distributions the related Accrual Distribution Amount in accordance with the priority of payment for these amounts set forth in the prospectus supplement for each applicable class. Prior to the Accretion Termination Date for any class of any series, interest shortfalls on the related mortgage loans allocated to any class or classes of Accrual Certificates of that series will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related class or classes of Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of any class or classes of Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual Certificates and be available for distributions relating to principal on the related class or classes of Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

      In addition, investors in any Accrual Certificates and any Accretion Directed Certificates should be aware that the applicable Accretion Termination Date may be later, or earlier, than otherwise assumed. As a result, the applicable Accretion Termination Date could be different from that assumed at the time of purchase.

      Because any Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the applicable Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

      Companion Certificates: Investors in any Companion Certificates of any series should be aware that the stabilization provided by that class of Companion Certificates for any related planned principal, scheduled principal or targeted principal classes of that series is sensitive to the rate of mortgagor prepayments on the related mortgage loans included in the trust established for that series, and the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

      Any Companion Certificates of any series will generally receive monthly principal distributions from amounts included in the related Senior Principal Distribution Amount only after distribution of amounts sufficient to reduce the Certificate Principal Balance of the related planned principal, scheduled principal or targeted principal classes to the planned, scheduled and/or targeted amount, as applicable. Due to the companion nature of any Companion Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

      Component Certificates: A class of Component Certificates of any series may consist of components with different principal and interest payment characteristics. As each component of a class of Component Certificates may be identified as falling into one or more of the categories described under "Description of the Certificates--General", in the related base prospectus, that class of Component Certificates may bear the special yield and prepayment considerations and price and yield volatility associated with the categories of certificates described in this term sheet supplement to the extent of each applicable component. Investors in a class of Component Certificates should consider whether such considerations and volatility associated with any component of that class is suitable to their investment needs.

      Insured Certificates: IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN ANY CLASS OF INSURED CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

      Investors in any class of Random Lot Insured Certificates of any series also should be aware that distributions of principal to that class of Random Lot Insured Certificates may be allocated by DTC according to a random lot procedure. Due to this random lot procedure, there can be no assurance that on any distribution date, any holder of a class of Random Lot Insured Certificates will receive a principal distribution. Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular Random Lot Insured Certificate, even if a request for distribution has been made by an investor, is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

      For these reasons, any class of Random Lot Insured Certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates or an otherwise predictable stream of cash payments. The timing of those distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

      Furthermore, investors in the related Insured Certificates of any series should be aware that because that class of Insured Certificates may have a later priority of payment with respect to a substantial portion of their principal payments in relation to other classes of related Senior Certificates, and in this case, the effect on the market value of that class of Insured Certificates of changes in market interest rates or market yields for similar securities would be greater than would be the effect of such changes on other related classes of Senior Certificates entitled to principal distributions. Furthermore, this later payment priority would make any class of Insured Certificates particularly sensitive to the rate and timing of principal prepayments on the related mortgage loans. If prepayments on the related mortgage loans occur at a higher rate than anticipated, the weighted average life of any class of Insured Certificates may be shortened. Conversely, if prepayments on the related mortgage loans occur at a lower rate than anticipated, the weighted average life of any class of Insured Certificates may be extended.

      Lockout  Certificates:  Investors in any class of Lockout  Certificates of any series should be aware that, unless the Credit Support Depletion Date applicable to that class has occurred, that class of Lockout Certificates may not be expected to receive distributions of principal prepayments on the related mortgage loans included in the trust established for that series for a period of time and may not be expected to receive distributions of scheduled principal payments on these mortgage loans for a period of time, as described in the prospectus supplement for that class. In addition, after the expiration of this initial period for any class of Lockout Certificates for any series, that class of Lockout Certificates will receive a distribution of principal prepayments on the related mortgage loans included in the trust established for that series that is smaller than that class's pro rata share and will receive a distribution of scheduled principal payments on the related mortgage loans that is smaller than that class's pro rata share, as described in the prospectus supplement for that class, unless the Certificate Principal Balances of the related Senior Certificates of that series, other than any related Lockout Certificates and related Class A-P Certificates, have been reduced to zero. Consequently, the weighted average lives of any class of Lockout Certificates of any series will be longer than would otherwise be the case. The effect on the market value of any class of Lockout Certificates of any series of changes in market interest rates or market yields for similar securities will be greater than for other classes of related Senior Certificates entitled to earlier principal distributions.

      PAC Certificates: Any class of PAC Certificates of any series will have been structured so that principal distributions will be made in the amounts determined by using the schedule for that class, assuming that prepayments on the related mortgage loans included in the trust established for that series occur each month at a constant level within the applicable PAC targeted range and based on some other assumptions.

      There can be no assurance that funds available for distribution of principal on any class of PAC Certificates will result in the Certificate
Principal Balance thereof equaling the planned principal balance for any distribution date. To the extent that prepayments on the related mortgage loans in the trust established for that series occur at a level below the applicable PAC targeted range, the funds available for principal distributions on any class of PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to the planned principal balance for that distribution date and the weighted average lives of the PAC Certificates may be extended. Conversely, to the extent that prepayments on the related mortgage loans included in the trust established for that series occur at a level above the applicable PAC targeted range, after the amounts of any related Companion Certificates have been reduced to zero, the Certificate Principal Balance of any class of PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the applicable PAC targeted range, will not ensure the distributions on any class of PAC Certificates of an amount that will result in the Certificate Principal Balance thereof equaling its planned principal balance on any distribution date because the balance of the related Senior Principal Distribution Amount for that series remaining after distribution on any class of PAC Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

      Investors in any class of PAC Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the related mortgage loans included in the trust established for that series, and that the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

      Scheduled  Principal  Certificates:   Any  class  of  Scheduled  Principal
Certificates of any series will have been structured so that principal distributions will be made in the amounts determined by using the schedule for that class, assuming that prepayments on the mortgage loans included in the trust established for that series occur each month at the rate or rates assumed in developing the schedule, and based on some other assumptions.

      There can be no assurance that funds available for distribution of principal on any class of Scheduled Principal Certificates will result in the Certificate Principal Balance thereof equaling the scheduled principal balance for any distribution date. To the extent that prepayments on the related mortgage loans included in the trust established for that series occur at a level below the rate or rates assumed in developing the schedule, the funds available for principal distributions on any class of Scheduled Principal Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to the scheduled principal balance for that distribution date and the weighted average lives of the Scheduled Principal Certificates may be extended. Conversely, to the extent that prepayments on the related mortgage loans included in the trust established for that series occur at a level above the rate or rates assumed in developing the schedule, after the amounts of any related Companion Certificates have been reduced to zero, the Certificate Principal Balance of any class of Scheduled Principal Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is at the rate or rates assumed in developing the schedule, will not ensure the distributions on any class of Scheduled Principal Certificates of an amount that will result in the Certificate Principal Balance thereof equaling its scheduled principal balance on any distribution date because the balance of the related Senior Principal Distribution Amount for that series remaining after distribution on any class of Scheduled Principal Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

      Investors in any class of Scheduled Principal Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the related mortgage loans included in the trust established for that series, and that the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

      Senior Support Certificates: If the Certificate Principal Balances of the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, and the Class M Certificate and Class B Certificates, in any other transaction, are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the related mortgage loans included in the trust established for that series, and the timing thereof, because certain amounts of losses that would be allocable to the related class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in the prospectus supplement for that class or those classes. Investors in a class of Senior Support Certificates should consider whether such sensitivity is suitable to their investment needs.

      TAC Certificates: Any class of TAC Certificates of any series will have been structured so that principal distributions will be made in the amounts determined by using the schedule and the cash flow allocation provisions for that class, assuming that prepayments on the related mortgage loans included in the related trust established for that series occur each month at the constant level assumed in developing the targeted principal balances, and based on certain other assumptions.

      There can be no assurance that funds available for distribution of principal on any class of TAC Certificates will result in the Certificate Principal Balance thereof equaling its targeted principal balance for any distribution date. To the extent that prepayments on the related mortgage loans included in the trust established for that series occur at a level below the constant level assumed in developing the targeted principal balances for that class, the funds available for principal distributions on any class of TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to its targeted principal balance for that distribution date and the weighted average lives of that class may be extended. Conversely, to the extent that prepayments on the related mortgage loans included in the trust established for that series occur at a level above the constant level assumed in developing the targeted principal balances for that class, after the Certificate Principal Balance of any Companion Certificate has been reduced to zero, the Certificate Principal Balance of any class of TAC Certificates may be reduced below its targeted principal balance and the weighted average lives of that class may be reduced.

      Investors in any class of TAC Certificates should be aware that the stabilization provided by any class of Companion Certificates is sensitive to the rate of the mortgagor prepayments on the related mortgage loans, and that the Certificate Principal Balance of any class of Companion Certificates may be reduced to zero significantly earlier than anticipated.

      Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates, in the case of a Stacked Transaction or the Class B Certificates, in the case of any other transaction, have been reduced to zero, the yield to maturity on the class of Class M

Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans included in the trust established for that series and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates. See "Class M-2 and Class M-3 Certificate Yield Considerations" below. If the Certificate Principal Balances of the related Class M Certificates and Class B Certificates, in the case of a Stacked Transaction, or the Class M Certificates and Class B Certificates, in the case of any transaction of any series are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the related mortgage loans included in the trust established for that series, and the timing thereof, because certain amounts of losses that would be allocable to any class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in the prospectus supplement for that class or those classes. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before some other related classes, holders of classes having a later priority of payment bear a greater risk of losses on the related mortgage loans than holders of classes having earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

      The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of Realized Losses on the related mortgage loans and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the related offered certificates. In addition, Realized Losses may affect the market value of the offered certificates, even if these Realized Losses are not allocated to those offered certificates.

      After the Certificate Principal Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans for that series and the timing of those Realized Losses because the entire amount of Realized Losses that are covered by subordination will be allocated to that class of Class M  Certificates.  See  "--Class  M-2  Certificate  and  Class M-3
Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates of any series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

      In a Crossed Transaction, investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority of that series against interruptions in distributions due to some mortgagor delinquencies on the related mortgage loans included in the trust established for that series, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates.
Similarly, if the Certificate Principal Balances of the related Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the related mortgage loans included in the trust established for that series to the extent not covered by Advances will affect the yield to investors on the related Senior Certificates, particularly any related Senior Support Certificates because all or any portion of the amount of any shortfall resulting from such delinquencies and otherwise attributable to any class or classes of related Super Senior Certificates will be borne by the related class or classes Senior Support Certificates to the extent those certificates are then outstanding, as and to the extent described in this term sheet supplement for that series. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the related mortgage loans included in the trust established for that series only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those Realized Losses. Consequently, after the related Class B Certificates and Class M Certificates, in the case of a Stacked Transaction, or the Class M Certificates and Class B Certificates, in the case of any other transaction, of any series are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates of that series, other than the related Class A-P Certificates, may be affected to a greater extent by Realized Losses on Non-Discount Mortgage Loans than Realized Losses on related Discount Mortgage Loans in the related mortgage pool. In addition, a higher than expected rate of delinquencies or Realized Losses will also affect the rate of principal payments on one or more classes of related Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

      The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls on the related mortgage loans included in the trust established for that series to the extent not covered by subordination or the master servicer, or, solely with respect to any Insured Certificates of that series, by the related policy and any applicable reserve fund as described in the prospectus supplement for that series, including Prepayment Interest Shortfalls and, in the case of each class of the related Class M Certificates, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the related base prospectus and "Description of the

Certificates--Interest Distributions" in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yields to maturity of the related offered certificates and possible shortfalls in the collection of interest. Certain interest shortfalls on the related mortgage loans included in the trust established for any series allocable to the Insured Certificates of that series will be covered by the related policy and any applicable reserve fund, as and to the extent described in the prospectus supplement for that series.

      The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls on the related mortgage loans allocable thereto on any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer. See "Description of the Certificates--Interest Distributions" in this term sheet supplement. The financial guaranty insurance policy for any class of Insured Certificates of any series does not cover Prepayment Interest Shortfalls or shortfalls caused by application of the Relief Act, as applicable, on those Insured Certificates.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the master servicer, which will reduce the amount available to pay principal of and interest on the class or classes of certificates of that series with Certificate Principal Balances greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS, see "Description of the Mortgage Pool" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

Purchase Price

      In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Pass-Through Rates

      The yields to maturity on the offered certificates of any series other than the Principal Only Certificates will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans included in the trust established for any series and the pass-through rates on the offered certificates of that series, other than the Variable Strip Certificates, any Floating Rate Certificates and any Inverse Floating Rate Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass through rate on the Variable Strip Certificates for any series is based on the weighted average of the pool strip rates on the related mortgage loans in the related mortgage pool and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to such offered certificates were to rise, the market value of such offered certificates may decline.

Floating Rate Certificate and Inverse Floating Rate Yield Considerations

      The yields to investors  on any class of Floating  Rate  Certificates  and
Inverse Floating Rate Certificates of any series will be sensitive to fluctuations in the level of the applicable index for that class described in the prospectus supplement for that class of certificates. The pass-through rates on the Floating Rate Certificates will vary with the applicable index and the pass-through rates on the Inverse Floating Rate Certificates will vary inversely with the applicable index. The pass-through rates any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series are subject to maximum and minimum pass-through rates, to the extent set forth in the prospectus supplement for that class of certificates and are therefore limited despite changes in the applicable index in some circumstances. Changes in the level of the applicable index may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of the applicable index. Investors in any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series should also fully consider the effect on the yields on those certificates of changes in the level of the applicable index.

      The yields to investors on any class of Inverse Floating Rate Certificates of any series will be extremely sensitive to the rate and timing of principal payments on the related mortgage loans included in the trust established for that series, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related mortgage loans included in the trust established for that series will have an adverse effect on the yields to such investors and could result in the failure of investors in that class of Inverse Floating Rate Certificates to fully recover their initial investments.

      Because the rate of distribution of principal on the certificates of any series will be related to the actual amortization, including prepayments, of the related mortgage loans included in the trust established for that series, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series are likely to differ from those assumed in any model, even if all the related mortgage loans included in the trust established for that series prepay at the constant percentages of the prepayment assumption and the level of the applicable index specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the related mortgage loans included in the trust established for that series are as assumed. Any differences between the assumptions and the actual characteristics and performance of the related mortgage loans included in the trust established for that series and of any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series may result in yields being different from those assumed.

      There can be no assurance that the related mortgage loans included in the trust established for that series will prepay at any particular rate or that the yield on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series will conform to the yields assumed at the time of purchase. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans included in the trust established for that series could produce slower or faster principal distributions than indicated at various constant percentages of a prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the related mortgage loans included in the trust established for that series under a variety of scenarios. Investors in any class of Inverse Floating Rate Certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans included in the trust established for that series could result in the failure of those investors to fully recover their investments.

      For additional considerations relating to the yields on any class of Floating Rate Certificates and Inverse Floating Rate Certificates of any series, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Principal Only Certificate and Interest Only Certificate Yield Considerations

      Because the Principal Only Certificates of any series will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of the related mortgage loans included in the trust established for that series due to a breach of a representation and warranty with respect to the related Discount Mortgage Loans included in the related trust established for that series, in the case of the Class A-P Certificates, and with respect to the related mortgage loans included in the trust established for that series, in the case of any other class of Principal Only Certificates of that series.

      The pre-tax yield to maturity on the Interest Only Certificates of any series will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the related Non-Discount Mortgage Loans in the trust established for that series (or, if applicable, the related loan group) in the case of the Class A-V Certificates of that series, and with respect to the mortgage loans included in the trust established for that series, in the case of any other class of Interest Only Certificates of that series, which rate may fluctuate significantly over time. Investors in the Interest Only Certificates of any series should fully consider the risk that a rapid rate of prepayments on the applicable mortgage loans included in the trust established for that series could result in the failure of those investors to fully recover their investments.

      Any differences between the assumptions used in determining the purchase price for any class of Interest Only Certificates and Principal Only Certificates of any series and the actual characteristics and performance of the related mortgage loans included in the trust established for that series and of the Principal Only Certificates and Interest Only Certificates of that series may result in yields being different from those expected based on these assumptions.

      A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans included in the trusts established for any series will have a material adverse effect on the pre-tax yield to maturity of the related Class A-P Certificates of that series. The rate and timing of principal prepayments on the related Discount Mortgage Loans included in the trust established for any series may differ from the rate and timing of principal prepayments on the mortgage pool for that series. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the related Discount Mortgage Loans included in the trust established for any series are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans included in the related mortgage pool or, if applicable, the related loan group. In addition, holders of the Class A-V Certificates of any series in most cases have rights to relatively larger portions of interest payments on mortgage loans in the related loan group with higher mortgage rates; thus, the yield on the Class A-V Certificates of any series will be materially adversely affected to a greater extent than on the other related offered certificates of that series if the mortgage loans included in the trust established for that series with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

      There can be no assurance that the mortgage loans included in the trust established for any series will prepay at any particular rate. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment on the applicable mortgage loans in the mortgage pool and, if applicable, the related loan group under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the applicable mortgage loans in the mortgage pool and, if applicable, the related loan group could result in the failure of those investors to fully recover their investments.

      For  additional  considerations  relating  to the  yields  on the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the related base prospectus.

Class M-2 and Class M-3 Certificate Yield Considerations

      If the aggregate Certificate Principal Balance of the Class B Certificates or any group of Class B Certificates, in the case of a Stacked Transaction, is reduced to zero, the yield to maturity on the Class M-3 Certificates, or the related Class M-3 Certificates in the case of a Stacked Transaction, will become extremely sensitive to Realized Losses on the related mortgage loans included in the trust established for that series and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction.

      If the Certificate Principal Balances of the Class B Certificates, or any group of Class B Certificates, in the case of a Stacked Transaction, and Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction, have been reduced to zero, the yield to maturity on the Class M-2 Certificates, or the related Class M-2 Certificates, in the case of a Stacked Transaction, will become extremely sensitive to Realized Losses on the related mortgage loans included in the trust established for that series and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-2 Certificates, or the related Class M-2 Certificates, in the case of a Stacked Transaction.

      Notwithstanding the assumed percentages of defaults, loss severity and prepayment assumed in determining the price on the Class M-2 and Class M-3 Certificates, it is highly unlikely that the related mortgage loans included in the trust established for that series will be prepaid or that Realized Losses will be incurred according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on the Class M-2 Certificates and the Class M-3 Certificates are likely to differ from those assumed. There can be no assurance that the related mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on the Class M-2 Certificates or the Class M-3 Certificates of any series will conform to the yields assumed. Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal distributions than those assumed, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

      Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

      The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual

Certificates of that series. Holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates of any series will depend on, among other things, the timing and amounts of prepayments and Realized Losses experienced on the related mortgage loans.

      The Residual Certificateholders of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences" in the related base prospectus.

                         Pooling and Servicing Agreement

General

      The certificates for each series have been issued under a series supplement for that series, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of the date specified in the accompanying preliminary term sheet for a class of certificates, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and the trustee for that series. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series. The offered certificates of any series will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

      Under the pooling and servicing agreement of any series, transfers of Residual Certificates of that series are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material
Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Noneconomic REMIC Residual Certificates" in the related base prospectus. In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

Custodial Arrangements

      The trustee will be directed to appoint Wells Fargo Bank, N.A. ("Wells Fargo") to serve as custodian of the mortgage loan files pursuant to the pooling and servicing agreement. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage files. With respect to any series issued before June 2006, the custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the sponsor's premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

      With respect to any series issued during or after June 2006, Residential Funding is required to deliver only the notes (and, with respect to any mortgage loan that is not registered with MERS, the assignment of mortgage) to the custodian. The mortgage notes and the assignment of mortgages (and any other contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate, then only the custodian will have access to the vaults, and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

      Wells Fargo is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management, files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The Master Servicer and Subservicers

      Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

      o     receiving funds from subservicers;

      o     reconciling servicing activity with respect to the mortgage loans;

      o     calculating remittance amounts to certificateholders;

      o     sending   remittances   to  the   trustee   for   distributions   to
            certificateholders;

      o     investor and tax reporting; o coordinating loan repurchases;

      o     oversight of all servicing activity, including subservicers;

      o following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

      o     approval of loss mitigation strategies;

      o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

      o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

      The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

      For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this term sheet supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the related base prospectus.

      Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

      o     communicating with borrowers;

      o     sending monthly remittance statements to borrowers;

      o     collecting payments from borrowers;

      o     recommending  a loss  mitigation  strategy  for  borrowers  who have
            defaulted  on  their  loans  (i.e.  repayment  plan,   modification,
            foreclosure, etc.);

      o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

      o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

      o accurate and timely reporting of negative amortization amounts, if any;

      o     paying escrows for borrowers, if applicable;

      o     calculating and reporting payoffs and liquidations;

      o     maintaining an individual file for each loan; and

      o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

      GMAC Mortgage, LLC. GMAC Mortgage, LLC ("GMACM") is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly-owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC. On August 24, 2007, Fitch Ratings reduced GMACM's residential primary subservicer rating and residential primary servicer rating for prime product from RPS1 to RPS1- and placed the servicer ratings on Rating Watch Negative.

      ResCap, which owns indirectly all of the equity of both Homecomings Financial, LLC ("Homecomings") and GMACM, has restructured the operations of Homecomings and GMACM. As a result of such restructuring, on September 24, 2007, Homecomings transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

      Subsequent to the transfer of the servicing platform and employees from Homecomings to GMACM, GMACM will be servicing all of the GMACM and Homecomings servicing portfolios, which will consist of the aggregate of the amounts set forth below under the headings "GMAC Mortgage, LLC Primary Servicing Portfolio" and "Homecomings Financial, LLC Servicing Portfolio."

      GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

      GMACM maintains its executive and principal offices at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. Its telephone number is (215) 734-5000.

      In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

      The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                            ------------------------
                                    GMAC LLC
                                      GMAC
                            ------------------------
                                        |
                                        |
                            ------------------------
                            Residential Capital, LLC
                                    (ResCap)
                            ------------------------
                                        |
                                        |
                 |----------------------|---------------------|
                 |                      |                     |
      ------------------------                    ------------------------
         GMAC Mortgage, LLC                               GMAC Bank
           (Subservicer)
      ------------------------                    ------------------------

      GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

      As of the six months ended June 30, 2007, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,271,474 of residential mortgage loans having an aggregate unpaid principal balance of approximately $284 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

      The following tables set forth the dollar amount of mortgage loans serviced by GMACM for the periods indicated, and the number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans (including home equity lines of credit), respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $211.5 billion, $32.0 billion, $18.2 billion and $22.8 billion during the six months ended June 30, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans (including home equity lines of credit), respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                 GMAC Mortgage, LLC Primary Servicing Portfolio
                                 ($ In Millions)

                                                                                                                       For the Six
                                                            For the Year Ended December 31,                            Months Ended
                                      --------------------------------------------------------------------------         June 30,
                                          2002             2003            2004            2005            2006            2007
                                      ----------      ---------        ---------       ---------       ---------      --------------
Prime conforming mortgage loans
-----------------------------------
     No. of Loans.................    1,418,843       1,308,284        1,323,249       1,392,870       1,455,919        1,485,410
     Dollar Amount of Loans.......     $150,421        $153,601         $165,521        $186,364        $203,894         $211,462
     Percentage Change
          from Prior Year.........          N/A           2.11%            7.76%          12.59%           9.41%

Prime non-conforming mortgage loans
-----------------------------------
     No. of Loans.................       36,225          34,041           53,119          69,488          67,462           68,062
     Dollar Amount of Loans.......      $12,543         $13,937          $23,604         $32,385         $32,220          $32,035
     Percentage Change
          from Prior Year.........          N/A          11.12%           69.36%          37.20%         (0.51)%

Government mortgage loans
-----------------------------------
     No. of Loans.................      230,085         191,023          191,844         181,679         181,563          175,588
     Dollar Amount of Loans.......      $21,174         $17,594          $18,328         $18,098         $18,843          $18,166
     Percentage Change
          from Prior Year.........          N/A        (16.91)%            4.17%         (1.25)%           4.12%

Second-lien mortgage loans
-----------------------------------
     No. of Loans.................      261,416         282,128          350,334         392,261         514,085          542,414
     Dollar Amount of Loans.......       $6,666          $7,023          $10,374         $13,034         $20,998          $22,778
     Percentage Change
          from Prior Year.........          N/A           5.36%           47.71%          25.64%          61.10%

Total mortgage loans serviced
-----------------------------------
     No. of Loans.................    1,946,569       1,815,476        1,918,546       2,036,298       2,219,029        2,271,474
     Dollar Amount of Loans.......     $190,804        $192,155         $217,827        $249,881        $275,955         $284,441
     Percentage Change
          from Prior Year.........          N/A           0.71%           13.36%          14.72%          10.43%

             Homecomings Financial, LLC Primary Servicing Portfolio

First Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by          ----------------------------------------------------------------------------------------   ----------------
  Principal Balance          2002              2003              2004               2005              2006                2007
----------------------  ---------------   ---------------   ---------------    ---------------  ----------------   ----------------
Prime Mortgages(1)      $27,343,774,000   $29,954,139,212   $31,943,811,060    $44,570,851,126  $ 67,401,832,594   $ 71,858,074,506

Non-Prime Mortgages(2)  $27,384,763,000   $39,586,900,679   $44,918,413,591    $52,102,835,214  $ 49,470,359,806   $ 40,347,477,674
                        ---------------   ---------------   ---------------    ---------------  ----------------   ----------------

Total                   $54,728,537,000   $69,541,039,891   $76,862,224,651    $96,673,686,340  $116,872,192,400   $112,205,552,180
                        ===============   ===============   ===============    ===============  ================   ================

Prime Mortgages(1)                49.96%            43.07%            41.56%             46.10%            57.67%             64.04%

Non-Prime Mortgages(2)            50.04%            56.93%            58.44%             53.90%            42.33%             35.96%
                        ---------------   ---------------   ---------------    ---------------  ----------------   ----------------

Total                             00.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                        ===============   ===============   ===============    ===============  ================   ================

Percentage Change from
    Prior Year (3)
----------------------

Prime Mortgages(1)                 7.09%             9.55%             6.64%             39.53%            51.22%

Non-Prime Mortgages(2)            60.71%            44.56%            13.47%             15.99%            (5.05)%
                        ---------------   ---------------   ---------------    ---------------  ----------------

Total                             28.55%            27.07%            10.53%             25.78%            20.89%
                        ===============   ===============   ===============    ===============  ================

Junior Lien Mortgage Loans

                                                                                                                      Nine Months
                                                                                                                         Ended
                                                        Year Ended December 31,                                      September 30,
     Volume by          ----------------------------------------------------------------------------------------   ----------------
  Principal Balance          2002               2003              2004              2005              2006               2007
----------------------  --------------     --------------    --------------    --------------   ---------------    ---------------

Prime Mortgages(1)      $7,627,424,000     $7,402,626,296    $7,569,300,685    $7,442,264,087   $11,418,858,741    $10,519,372,299

Non-Prime Mortgages(2)              --                 --                --                --                --                 --
                        --------------     --------------    --------------    --------------   ---------------    ---------------

Total                   $7,627,424,000     $7,402,626,296    $7,569,300,685    $7,442,264,087   $11,418,858,741    $10,519,372,299
                        ==============    ===============   ===============   ===============   ===============    ===============

Prime Mortgages(1)              100.00%            100.00%           100.00%           100.00%           100.00%            100.00%

Non-Prime Mortgages(2)              --                 --                --                --                --                 --
                        --------------    ---------------   ---------------   ---------------   ---------------    ---------------

Total                           100.00%            100.00%           100.00%           100.00%           100.00%            100.00%
                        ==============    ===============   ===============   ===============   ===============    ===============

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)               (4.94)%            (2.95)%            2.25%            (1.68)%           53.43%

Non-Prime Mortgages(2)              --                 --                --                --                --
                        ---------------    ---------------   ---------------   ---------------   ---------------

Total                            (4.94)%            (2.95)%            2.25%            (1.68)%           53.43%
                        ===============    ===============   ===============   ===============   ===============

First Lien Mortgage Loans

                                                                                                                     Nine Months
                                                                                                                        Ended
                                                        Year Ended December 31,                                     September 30,
     Volume by              --------------------------------------------------------------------------------        -------------
  Number of Loans            2002              2003              2004               2005              2006              2007
----------------------      -------           -------           -------            -------           -------           ------
Prime Mortgages(1)          125,209           143,645           150,297            187,773           252,493            260,205

Non-Prime Mortgages(2)      257,077           341,190           373,473            394,776           361,125            298,742
                            -------           -------           -------            -------           -------            -------

Total                       382,286           484,835           523,770            582,549           613,618            558,947
                            =======           =======           =======            =======           =======            =======

Prime Mortgages(1)            32.75%            29.63%            28.70%             32.23%            41.15%             46.55%

Non-Prime Mortgages(2)        67.25%            70.37%            71.30%             67.77%            58.85%             53.45%
                            -------           -------           -------            -------           -------            -------

Total                        100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                            =======           =======           =======            =======           =======            =======

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)            (6.30)%           14.72%             4.63%             24.93%            34.47%

Non-Prime Mortgages(2)        52.85%            32.72%             9.46%              5.70%            (8.52)%
                            -------           -------           -------            -------           -------

Total                         26.66%            26.83%             8.03%             11.22%             5.33%
                            =======           =======           =======            =======           =======

Junior  Lien Mortgage Loans

                                                                                                                     Nine Months
                                                                                                                        Ended
                                                        Year Ended December 31,                                     September 30,
     Volume by              --------------------------------------------------------------------------------        -------------
  Number of Loans            2002              2003              2004               2005              2006              2007
----------------------      -------           -------           -------            -------           -------           ------
Prime Mortgages(1)          217,031           211,585           210,778            199,600           266,900            243,314

Non-Prime Mortgages(2)           --                --                --                 --                --                 --
                            -------           -------           -------            -------           -------            -------

Total                       217,031           211,585           210,778            199,600           266,900            243,314
                            =======           =======           =======            =======           =======            =======

Prime Mortgages(1)           100.00%           100.00%           100.00%            100.00%           100.00%            100.00%

Non-Prime Mortgages(2)           --                --                --                 --                --                 --
                            -------           -------           -------            -------           -------            -------

Total                        100.00%           100.00%           100.00%            100.00%           100.00%            100.00%
                            =======           =======           =======            =======           =======            =======

Percentage Change from
    Prior Year(3)
----------------------

Prime Mortgages(1)            (5.20)%           (2.51)%           (0.38)%            (5.30)%           33.72%

Non-Prime Mortgages(2)           --                --                --                 --                --
                            -------           -------           -------            -------           -------

Total                         (5.20)%           (2.51)%           (0.38)%            (5.30)%           33.72%
                            =======           =======           =======            =======           =======

----------
(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

      Billing and Payment Procedures. As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as a servicer.

Servicing and Other Compensation and Payment of Expenses

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be generally be a per annum percentage of the outstanding principal balance of that mortgage loan as set forth in the prospectus supplement for a class of certificates. The servicing fees consist of (a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

      The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to a per annum percentage of the outstanding principal balance of each mortgage loan. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the master servicer in connection with its responsibilities under the related pooling and servicing agreement. The master servicing fee may be reduced if a master servicer is appointed in certain circumstances, but may not be increased. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the related base prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

      The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in the prospectus supplement for any series:

      --------------------------------------------------------------------------
      Description            Amount                           Receiving Party
      --------------------------------------------------------------------------
      Master Servicer Fee    0.03% or 0.08% per annum of      Master Servicer
                             the principal balance of each
                             mortgage loan, depending on
                             the type of mortgage loan
      --------------------------------------------------------------------------
      Subservicer Fee        0.25% per annum of the           Subservicers
                             principal balance of each
                             mortgage loan serviced by a
                             subservicer
      --------------------------------------------------------------------------

      In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee's internet website. See also "Description of the Certificates--Reports to Certificateholders" in the related base prospectus for a more detailed description of certificateholder reports

Voting Rights

      There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. Except as is set forth in the prospectus supplement for any series, 1.0% of all voting rights will be allocated among holders of each class of Interest Only Certificates of that series, if any, 1.0% of all voting rights will be allocated among the holders of all Residual Certificates of that series, and the remaining voting rights will be allocated among all holders of any other classes of that series in proportion to their then outstanding Certificate Principal Balances. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

      Notwithstanding the foregoing, so long as there does not exist a failure by the Certificate Insurer to make a required payment under any financial guaranty insurance policy related to any class of Insured Certificates for any series, the Certificates Insurer shall have the right to exercise all rights of the holders of the Insured Certificates of that series under the related pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

Termination

      The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the related base prospectus.

      With respect to any Stacked Transaction, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in a loan group is less than 10% of the aggregate Stated Principal Balance of those mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans in that loan group and other assets in the trust related thereto, thereby effecting early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

      With respect to any other transaction that is not a Stacked Transaction, Residential Funding or its designee will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates or to purchase, in whole but not in part, the certificates.

      Any such purchase of the mortgage loans and other assets of the trust related thereto shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each related mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

      Distributions on the certificates relating to any optional termination will be paid, first, to the related Senior Certificates, second, to the related Class M Certificates, in the case of a Stacked Transaction, or the Class M Certificates, in the case of a any other transaction, in the order of their payment priority and, third, to the related Class B Certificates, in the case of a Stacked Transaction, or the Class M Certificates, in the case of any other transaction. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Subject to any applicable limitation set forth therein, the financial guaranty insurance policy for any class of Insured Certificates of any series will cover any such shortfall on that series allocated to those Insured Certificates. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the Principal Only Certificates, the Accrued Certificate Interest thereon, or with respect to the Interest Only Certificates, on their Notional Amount, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates, the master servicer shall terminate the trust for that series in accordance with the terms of the pooling and servicing agreement for that series.

      Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates under the circumstances described in the preceding paragraphs, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of that class plus, except in the case of the Principal Only Certificates,
Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the Interest Only Certificates, Accrued Certificate Interest for the immediately preceding Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed. In addition, distributions to the holders of the most subordinate class of related certificates, in the case of a Stacked Transaction, or most subordinate class of certificates, in the case of any other transaction, outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

The Trustee

      Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications and exceptions specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

      The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights of the issuing entity, appointing a successor master servicer, and effecting any optional termination of the trust.

      The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

      The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                               Legal Proceedings

      There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Company, LLC, as sponsor and master servicer, Residential Funding Mortgage Securities I, Inc. as depositor, the Trust as the issuing entity, Homecomings or GMACM, as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

      Residential Funding, Homecomings and GMACM are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding, Homecomings and GMACM that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding, Homecomings or GMACM. Any such unfavorable outcome could adversely affect the ability of Residential Funding Company, LLC, Homecomings or GMACM to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding, Homecomings or GMACM with a successor servicer.

                    Material Federal Income Tax Consequences

      In the opinion of, Mayer Brown LLP, counsel to the depositor, rendered an opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and other governing documents, for federal income tax purposes, the portion of the trust consisting of the mortgage loans and certain other segregated assets, exclusive of any yield maintenance agreement, any yield maintenance reserve fund and any Initial Monthly Payment Fund, will qualify as one or more REMICs under the Internal Revenue Code.

      In addition, in the opinion of Mayer Brown LLP, for federal income tax purposes:

      o any Class R Certificates of a series constitutes the sole class of "residual interests" in a REMIC; and

      o     each  class  of  offered   certificates  of  any  series  represents
            ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of a REMIC.

      See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

      For federal income tax purposes, each class of offered certificates of any series may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, on any class of offered certificates of any series for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans included in the trust established for that series will prepay at a rate equal to the prepayment speed assumption set forth in the prospectus supplement for that series. No representation is made that the mortgage loans included in the trust established for that series will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the related base prospectus.

      The holders of offered certificates will be required to include in income interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

      The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code (the "OID regulations") that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Variable Strip Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated REMIC regular interests represented by the Variable Strip Certificates of any series will be reported to the IRS and the related certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

      If the method for computing original issue discount described in the term sheet supplement results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate of any series may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the related certificateholders and the IRS.

      Some of the classes of offered certificates of any series may be treated for federal income tax purposes as having been purchased at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of any
series  of  certificates   should  consult  their  tax  advisors  regarding  the
possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the related base prospectus.

      The offered certificates of any series will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates of any series, exclusive of any interest payable to a certificate related to a yield maintenance agreement, if any, in respect of amounts received pursuant to such yield maintenance agreement, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates of any series, other than any Residual Certificates and, in the case of a certificate related to a yield maintenance agreement, if any, exclusive of the portion thereof representing the right to receive payments received pursuant to such yield maintenance agreement, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates of any series that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate of that series pursuant to the right of the master servicer to repurchase the offered certificates of that series may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the related base prospectus.

      For further information regarding federal income tax consequences of investing in the offered certificates of any series, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

Special Tax Considerations Applicable to Certificates Related to any Yield Maintenance Agreement

      Each holder of a certificate related to a yield maintenance agreement, if any, is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made, if any, under the yield maintenance agreement. Under the REMIC regulations, each holder of a certificate related to a yield maintenance agreement, if any, must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest component and the undivided interest in the right to receive payments, if any, under the yield maintenance agreement in accordance with the relative fair market values of each property right. The master servicer intends to treat payments made to the holders of any certificates related to a yield maintenance agreement, if any, with respect to the payments under such yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under a yield maintenance agreement as discrete property rights. Holders of a certificate related to a yield maintenance agreement, if any, are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of certificates related to a yield maintenance agreement, if any, will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer's treatment of payments under a yield maintenance agreement is respected, ownership of the right to the payments under a yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

      In the event that the right to receive the payments under a yield maintenance agreement is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a certificate related to a yield maintenance agreement, the amount of the sale allocated to the selling certificateholder's right to receive payments under such yield maintenance agreement would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a certificate related to a yield maintenance agreement would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

      Gain or loss realized upon the termination of the right to receive payments under a yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

      For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

Special Tax Considerations Applicable to Exchangeable Certificates

      For a discussion of special tax considerations applicable to any class of Exchangeable Certificates for any series see "Federal Income Tax Consequences--Taxation of Classes of Exchangeable Certificates" in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

      The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates of any series. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement for any series includes other provisions regarding the transfer of Residual Certificates of that series, including:

      o the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

            o     is not a disqualified organization;

            o     satisfies the requirement that the transferor is not acquiring
                  the  Residual   Certificate   on  behalf  of  a   disqualified
                  organization; and

            o satisfies the requirement that the transferor will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

      o a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

      o a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement for any series, the Residual Certificates of that series may not be transferred to non-United States persons.

      The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates of any series may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates of any series may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the related Residual Certificates. All transfers of the Residual Certificates of any series will be restricted in accordance with the terms of the pooling and servicing agreement for that series that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

      The Residual Certificateholders of any series may be required to report an amount of taxable income with respect to, in particular, the earlier accrual periods of the term of the REMICs that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMICs with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders of any series should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code, may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

      Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

      Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership`s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

      Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

      An individual, trust or estate that holds, whether directly or indirectly through certain pass-through entities, a Residual Certificate may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

      The IRS has issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

      Purchasers of the Residual Certificates of any series are strongly encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

      For further information regarding the federal income tax consequences of investing in the Residual Certificates of any series, see "Certain Yield and Prepayment Considerations--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this term sheet supplement and "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

                        State and Other Tax Consequences

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates of any series. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                 Use of Proceeds

      The net proceeds from the sale of the offered certificates of any series to the underwriter or the underwriters for any series will be paid to the depositor. The depositor will use the proceeds to purchase the offered certificates or for general corporate purposes. See "Method of Distribution" in this term sheet supplement.

                             Method of Distribution

      In accordance with the terms and conditions of any related underwriting agreement for any series, each underwriter set forth in the prospectus supplement for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class set forth in the prospectus supplement for that series. Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten certificates for that series. It is expected that delivery of the underwritten certificates for any series, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates for any series, other than the de minimis portion retained by Residential Funding, will be made at the offices of the applicable underwriter on the closing date for that series, against payment therefor in immediately available funds.

      Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates of that series is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

      The distribution of the underwritten certificates of any series by any applicable underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for that series.

      The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series are also underwriters of that series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that series positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

      Each underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the offered certificates. The underwriter for any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

                             Additional Information

      The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under "Description of the Certificates--Reports to Certificateholders" and in this term sheet supplement under "Pooling and
Servicing Agreement--Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

                                 Legal Opinions

      Certain legal matters relating to the certificates of any series have been passed upon for the depositor and Residential Funding Securities, LLC, if it is an underwriter of that series, by Mayer Brown LLP, New York, New York and for any underwriters of that series other than Residential Funding Securities, LLC, by Sidley Austin LLP, New York, New York. Certain legal matters relating to the certificates will be passed upon for the depositor and Residential Funding Securities, LLC, if it is an underwriter of that series, by Mayer Brown LLP, New York, New York and for any underwriters of that series other than Residential Funding Securities, LLC, by Thacher Proffitt & Wood LLP, New York, New York.

                                     Ratings

      Each class of offered certificates has been assigned at least the ratings designated in the prospectus supplement for that class of certificates by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, Moody's Investors Service, Inc., or Moody's, or Fitch Ratings, or Fitch.

      Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor's ratings on the offered certificates of any series will not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the related pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the related mortgage loans and the structure of the transaction as described in related pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the related mortgage loans. Further, the ratings on the Interest Only Certificates of any series do not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates of any series only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates of any series only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on any Interest Only Certificates do not address whether investors therein will recoup their initial investments. The rating on any Principal Only Certificates only addresses the return of its Certificate Principal Balance. The rating on any class of Residual Certificates only addresses the return of its Certificate Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

      Except as is otherwise set forth in the prospectus supplement for that series, the ratings by each rating agency rating a class of Insured Certificates of any series will be determined without regard to the related financial guaranty insurance policy.

      There can be no assurance as to whether any rating agency other than the rating agencies designated in the prospectus supplement for a class of certificates will rate the Senior Certificates or the Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of any Interest Only Certificates of any series do not address the possibility that the holders of those certificates may fail to fully recover their initial investments. The ratings of any certificates related to a yield maintenance agreement do not address the likelihood that payments will be received from the yield maintenance agreement provider. In the event that the ratings initially assigned to the offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

      The fees paid by the depositor to the rating agencies at closing included a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                Legal Investment

      The prospectus supplement for any series will set forth the offered certificates of that series which will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the related base prospectus.

                              ERISA Considerations

      A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of the offered certificates of any series could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates of any series, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Considerations for ERISA Plans Regarding the Purchase of Certificates--Prohibited Transaction Exemptions" in the related base prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Moody's or Fitch, DBRS Limited or DBRS, Inc. at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. The depositor expects that the specific conditions of the RFC exemption should be satisfied with respect to the offered certificates of any series so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the trust established for that series, provided that the general conditions of the RFC exemption are satisfied.

      Each beneficial owner of Class M Certificates of any series or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or any interest therein, that either
(i) it is not an ERISA plan or an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Moody's, Fitch, DBRS Limited or DBRS, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or any interest therein is an "insurance company general account", as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied (each entity that satisfies this clause (iii), a "Complying Insurance Company").

      If any Class M Certificate of any series or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or any interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriters and the trust for that series from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      If an allowable combination of Exchangeable Certificates or Exchanged Certificates is exchanged for its related Exchanged Certificates or Exchangeable Certificates, as applicable, as shown in the related prospectus supplement, the class of certificates received in the exchange is expected to be eligible for exemptive relief under the RFC exemption to the extent that the class of certificates is rated, at the time of the exchange, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch, Moody's, DBRS Limited or DBRS, Inc. The purchase, sale or holding of any Exchangeable Certificates or Exchanged Certificates received in an exchange that are not eligible for exemptive relief under the RFC exemption may give rise to prohibited transactions if an ERISA plan and a "party in interest" as defined in Section 3(14) of ERISA or "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code with respect to such ERISA plan are involved in the transaction. Each purchaser of such ineligible Exchangeable Certificates or Exchanged Certificates shall be deemed to have represented, by virtue of its acquisition or holding of such certificate or an interest therein, that either (i) it is not an ERISA plan or an ERISA plan investor; (ii) it is a Complying Insurance Company; or (iii) it has provided the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase and holding of such Certificates by or on behalf of those entities is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments), and will not subject the depositor, the trustee or the master servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those undertaken in the related pooling and servicing agreement.

      Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates of any series, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel acceptable to and in form and substance satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

      o     is permissible under applicable law;

      o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments); and

      o will not subject the depositor, the trustee or the master servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code) in addition to those undertaken in the related pooling and servicing agreement.

      As discussed in greater detail above under "Description of the Mortgage Pool--Sharia Mortgage Loans", the trust will include certain residential financing transactions, referred to as Sharia Mortgage Loans, that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures. The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. However, since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the trust are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates of any series on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the general conditions and the other requirements in the RFC exemption (including the terms applicable to any yield maintenance agreement) would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the related base prospectus.

      The sale of any of the offered certificates of any series to an ERISA plan is in no respect a representation by the depositor or the underwriters of that Certificate that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                 Residential Funding Mortgage Securities I, Inc.

              Mortgage Pass-Through Certificates for the S Program

                              (Issuable in Series)

                              Term Sheet Supplement

You should rely only on the information contained or incorporated by reference in this term sheet supplement, the prospectus supplement for the relevant series and the related base prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.